Exhibit 10.1

Subject to Competitive Bid Process

MEDICAL-SURGICAL DISTRIBUTION AGREEMENT

Between

NOVATION, LLC

And

OWENS & MINOR DISTRIBUTION, INC.

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NOVATION, LLC

MEDICAL-SURGICAL DISTRIBUTION AGREEMENT

THIS MEDICAL-SURGICAL DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered effective the 1st day of September, 2006 (the “Effective Date”), by and between NOVATION LLC, a Texas limited liability company (“Novation”) and Owens & Minor Distribution, Inc., a Virginia corporation (“Distributor” or “Authorized Distributor” (AD)). Novation and Distributor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Novation is engaged in providing purchasing opportunities with respect to high quality products and services to clients and/or health care providers (each a “Member” and collectively, the “Members”) entitled to participate in Novation’s programs through their membership or other participatory status in VHA Inc. (“VHA”), University Health System Consortium (“UHC”), and HealthCare Purchasing Partners International, LLC (“HPPI”) (each, a “Client,” and collectively, the “Clients”);

WHEREAS, a list of Members is maintained by Novation in an electronic database (the “Novation Database”);

WHEREAS, Distributor is engaged in the business of providing distribution services (as described in Exhibit 1) including the purchasing and reselling of (i) products for which Novation has contracted with a Supplier (as defined herein) to provide to Members at a set price (“Contract Products”), (ii) products which display the NOVAPLUS® trademark (“Private Label Products”); (iii) all other products and services that may be distributed and provided to Members (“Non-Contract Products”) (Contract Products, Private Label Products, and Non-Contract Products are referred to herein collectively as “Medical-Surgical Products”); and (iv) the repair and maintenance of certain Medical-Surgical equipment (“Capital Services”);

WHEREAS, Distributors are defined as full-line medical-surgical distributors that provide proof that they locally stock and distribute the top 20 HPIS categories and their subcategories. The list of HPIS Top 20 Categories is attached hereto as Exhibit 2;

WHEREAS, in response to Novation’s Invitation to Bid, Distributor submitted a written offer (“Bid”) to Novation to make certain distribution services, as described in this Agreement, available to Members; and

WHEREAS, Novation wishes to accept Distributor’s Bid upon the terms and conditions set forth herein.

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NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter expressed, Novation and Distributor agree as follows:

1.	Exclusive Agent; Limited Liability.

A. In entering into this Agreement, Novation is acting as the exclusive agent for each of the Clients and certain of each Client’s subsidiaries and affiliates, respectively (and not collectively). Novation and the Clients and their subsidiaries and affiliates shall not be responsible or liable for the actions or inactions of any Member, including but not limited to the breach of any purchasing commitment. In addition, none of the Clients shall be responsible or liable for the obligations of another Client or its subsidiaries or affiliates or for the obligations of Novation or Distributor under this Agreement.

B. Member Access to Agreement. This agreement is for primary medical-surgical distribution of products and services. However, Distributor shall not restrict any Member’s ability to purchase or lease any of the Products from or through Distributor pursuant to this Agreement based on such Member’s group purchasing organization designation. Members shall declare by submitting a signed Authorized Distributor Selection Form and Participating Member Distribution Service Pricing Calculation Form whereby authorizing Distributor to access Novation contracts and pricing on their behalf. Authorized Distributor will report such sales to Novation and applicable manufacturers and will pay fees to Novation on contract sales.

C. Due to the diverse nature of the membership of VHA, UHC, and HPPI, members may chose to access this program at different levels of participation. For those members that do not participate 100% in this program, Novation and the distributor will together provide an opportunity for access to contract products and pricing.

D. Authorized Distributor must be able to administer multiple Group Purchasing Organization (GPO) pricing and reporting on behalf of single VHA, UHC or HPPI member.

2.	Contract Award

A. Letter of Award. By executing this Agreement, which includes, without limitation, the Letter of Award attached hereto as Exhibit A (“Award Letter”), Novation has accepted Distributor’s Bid. For the Initial Term and any Renewal Terms (as defined herein), Distributor shall provide distribution services (“Services”) with respect to the service, purchasing and reselling of Medical-Surgical Products to Members. For purposes of this Agreement, the Services shall include, without limitation, selling, marketing, ordering, paying, order receiving, billing/invoicing, handling, storing, receiving, taking inventory, transporting, delivering, collecting funds, cash application, cash management, receivables management, payables management, administering Novation’s Medical-Surgical portfolio of contract prices, handling Member and other inquiries, providing Member service, handling recalls and market withdrawals, and providing for returns permitted by law and the services described on Exhibit B attached hereto. Novation acknowledges that, in making its award to Distributor, Novation has materially relied on all representations, warranties and agreements made by Distributor as part of its Bid and that all such representations, warranties and agreements are incorporated by reference into this Agreement.

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Novation and Authorized Distributor therefore agree that Authorized Distributor will make the Services available to the Participating Members (identified in Exhibit C) for the pricing set forth in Exhibit D attached hereto (“Distribution Services Pricing”) as of the effective date (“Effective Date”) in the Award Letter in accordance with the terms of this Agreement, for the term (“Term”), Paragraph 3. Section A.; provided, however, that Novation’s award of this Agreement to Authorized Distributor will not constitute a commitment by any person to obtain Services from, or purchase any of the Products through, Authorized Distributor. Authorized Distributor will not impose any purchasing commitment on any Member as a condition to the Member’s purchases of any Services pursuant to this Agreement.

B. Purchasing Commitments. Novation’s award of this Agreement to Distributor shall not constitute a commitment by any Member (or other person) to obtain Services from, or purchase any of the Medical-Surgical Products through Distributor. Distributor shall not impose any commitment on any Member to purchase any specific quantity (other than the smallest available unit) or combination of Medical-Surgical Products, or impose any other purchasing commitment, as a condition to the Member’s purchase of any Services under this Agreement.

C. Product Supply – Authorized Distributor/Novation Product Portfolio. Novation reserves the right during the term of this Agreement to engage Distributors in the product contract process. Novation may identify specific products or product categories and request a bid for price and other terms. If awarded, Distributor will be considered a Novation contracted supplier for these products and/or product categories. Novation may request additional value in consideration for these Novation contracted product or product categories.

3.	Term and Termination

A. Term. This Agreement shall have an initial term of five (5) years, beginning on the Effective Date (the “Initial Term”). In Novation’s sole discretion, the Initial Term may be renewed for up to two (2) additional one-year terms (each, a “Renewal Term”) upon the mutual written agreement of the Parties. The Initial Term and any Renewal Terms are referred to collectively herein as the “Term.”

B. Termination. Except as otherwise specifically provided herein, either Party may terminate this Agreement at any time for any reason by delivering not less than ninety (90) days’ prior written notice thereof to the other Party. In addition, either Party may terminate this Agreement immediately by delivering written notice thereof to the other Party upon the occurrence of either of the following events:

(1) The other Party breaches this Agreement and does not cure this breach within thirty (30) days of receiving notice of such breach; provided, however, that no cure period shall be permitted for Distributor’s breach of its financial obligations hereunder or breach of any Legal Requirement (as defined herein); or

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(2) The other Party becomes bankrupt or insolvent, makes an unauthorized assignment, goes into liquidation, has proceedings initiated against it for the purpose of seeking a receiving order or winding up order, or applies to the courts for protection from its creditors.

C. Non-Payment or Insolvency of a Member. In the event that a Member fails to pay Distributor for Medical-Surgical Products, becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or goes into liquidation, or if proceedings are initiated for the purpose of having a receiving order or winding up order made against a Member, or if a Member applies to the courts for protection from its creditors, then this Agreement will not terminate, but Distributor will have the right, upon prior written notice to Novation and the Member, to discontinue the provision of Services to that Member.

D. Optional Contracting Arrangements. Any Optional Contracting Arrangement relating solely to traditional medical/surgical distribution services should have as its termination date the same or earlier date than the termination date of this Agreement as described in Paragraph 3, Section A; provided however that such agreements may provide for renewal or continuation in the event Distributor continues as an authorized distributor after such date through a new or replacement agreement with Novation.

4. Supplier Agreements. Novation and/or the Clients have entered into and from time to time will enter into, agreements (“Supplier Agreements”) with certain suppliers (“Suppliers”) who agree to sell Contract Products and/or Private Label Products to Members either directly or through distributors. Novation shall provide Distributor with a listing of Contract Products and Private Label Products and their respective prices awarded in Supplier Agreements (“Supplier Agreement Data”), either by hard copy or electronically, at Novation’s option. Novation shall use reasonable efforts to provide Supplier Agreement Data to Distributor within a reasonable amount of time prior to the effective date of each Supplier Agreement. In the event that a Distributor is unable to conduct business with a Novation Supplier, Distributor will notify Novation immediately and use commercially reasonable efforts to resolve all issues within thirty (30) days.

5. Supplier Agreement Data Maintenance. Distributor shall load all new or changed Supplier Agreement Data into Distributor’s computer system such that Members shall be properly invoiced within (i) thirty (30) days following Distributor’s receipt of changes to the entire portfolio of Supplier Agreements from Novation and Suppliers, (ii) three (3) business days following Distributor’s receipt of routine changes or additions to the Supplier Agreement Data, and (iii) one (1) day following Distributor’s receipt of urgent changes or additions to the Supplier Agreement Data. Distributor shall cooperate with Novation to ensure the smooth transition of large portfolio changes. Cooperation includes timely loading of new contracts, timely loading of new products to Distributor’s product catalog, and moving inventory demand from equivalent products purchased by Members to the newly awarded Contract or Private Label Product. For purposes of auditing, Distributor shall submit to Novation upon request, but not more frequently than twice per year, Novation’s full portfolio product and contract price information. Required information and report format will be communicated to Distributor. In all cases, Distributor shall use its best efforts to promptly activate Novation’s contract pricing in Distributor’s databases.

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6.	Member Markup

A. In General. Distributors shall invoice Members for purchases of Medical-Surgical Products (Contract Products are defined in Exhibit E) at Cost as defined in Exhibit F attached hereto plus the applicable percentage markup (“Member Markup”) determined based on certain criteria applicable to each Member as referenced in Exhibits D and D-1; additionally, the criteria includes, without limitation, payment terms (“Member Payment Terms”) as defined in Exhibit D-5 hereto and may include activity-based pricing alternatives.

B. Notification of Changes in Pricing Terms. Distributor will notify all Participating Members and Novation at least forty-five (45) days prior to any change in pricing terms where the Distributor received a minimum of sixty (60) day advance price/contract change notification for all Novation Suppliers and all other manufacturers. Otherwise, Distributor will provide Participating Members and Novation at least fifteen (15) day advance price/contract change notification for all Novation Suppliers and all other manufacturers from the date the Distributor receives any change in pricing terms. For purposes of the foregoing notification requirements, a change in pricing terms will mean any change that affects the delivered price to the Participating Member, including without limitation, changes in Distribution Fees if permitted or required by this Agreement, Prices as defined in Paragraph 6. Section A., Costs as defined in Exhibit F, list prices, discounts or pricing tiers, schedules or any matters set forth in Exhibit I attached hereto. Such notice will be provided in such format and in such detail as may be required by Novation from time to time, and will include at a minimum, sufficient information to determine line item pricing of the Products for all affected Participating Members

7.	Price Protection. Distributor agrees to keep firm, the distribution pricing in Exhibit D of this Agreement for the Initial Term of the Agreement and any subsequent Renewal Terms. Notwithstanding the foregoing, in the event that during the term of this Agreement there are any significant increases in Distributor’s cost of doing business that are not within Distributor’s reasonable control (including, but not limited to, increases in fuel/energy prices, interest rates, labor rates, etc.), Novation and Distributor agree in good faith to negotiate revised terms under this Agreement to reasonably assist Distributor in managing these cost increases.

8.	Product Supply

A. Distribution Centers. Distributor may have multiple warehouses in different geographic locations (each, a “Distribution Center” or “DC”) and shall assign each Member who purchases Medical-Surgical Products and Services from Distributor to a primary DC. This assignment must be reported quarterly in accordance with Exhibit G.

B. Storage. Authorized Distributor will warehouse at the locations listed in Exhibit G attached hereto (“Distribution Centers”) at its own cost such quantities of Products, including such quantities of Private Label Products, as Distributor reasonably determines, based on historical usage or data provided by Participating Members, is necessary to satisfy the anticipated requirements of all Participating Members served by each Distribution Center. Under normal circumstances, the Distribution Center in closest geographical proximity to the Participating Member will serve that Participating Member. Distributor will notify Novation and affected Participating Members at least 30 days in advance of any change in the geographical location of a Distribution Center.

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C. Product Stocking. Distributor agrees to stock Products in accordance with Exhibit H attached hereto.

D. Notice of Physical Inventory. Distributor will give Novation and Participating Members notice of Distributor’s intent to perform a physical inventory in accordance with Exhibit I attached hereto.

E. Discontinuation of Contract Products or Private Label Products. Distributor shall not discontinue any Contract Product or Private Label Product except in accordance with Exhibit H.

F. Scheduled Deliveries. Distributor agrees to deliver Products ordered by Participating Members, FOB Participating Member freight prepaid and absorb, and in accordance with Exhibit K attached hereto unless otherwise requested by Participating Member, and will direct its invoices to the Participating Members in accordance with this Agreement and Exhibit J attached hereto. Supplier agrees to ship FOB destination/bill third party via the carrier of the relevant Member’s choice when Products are shipped directly to that Member and the Member is absorbing the charges for transporting the Products. In that event, Supplier has agreed to enter the Member purchase order number in the customer reference field of the carrier bill of lading.

Distributor will make whatever arrangements are reasonably necessary with the Participating Members to implement the terms of this Agreement; provided, however, Distributor will not impose any purchasing commitment on any Participating Member as a condition to the Participating Member’s purchase of any Services or Products pursuant to this Agreement. Distributor shall provide each Member with a mutually agreed upon order delivery time that meets that Member’s needs. Distributor shall communicate to the Member in a timely manner any changes to the delivery time or delays. Distributor shall make scheduled deliveries using Distributor’s own transportation vehicles or contracted third party couriers or common carriers. Distributor shall provide adequate security for the transport of controlled substances. Distributor shall deliver temperature-sensitive products in insulated containers capable of maintaining the appropriate temperature during transport.

G. Order Transmission Deadlines. Distributor’s order transmission deadlines for Members shall be no earlier than 1:00 p.m. (local time) Monday through Friday for next day scheduled product delivery.

H. Emergency Deliveries. If an emergency delivery is attributed to the fault of the distributor, there will be no charge for the emergency delivery. If the member has special needs or is the contributing factor for the emergency delivery, the member will pay for the delivery. In the case of emergency deliveries, Distributor shall notify Member of such anticipated costs before accepting the emergency delivery request and, with Member’s advance permission, Distributor will charge Member for delivery. Will-call orders picked up by a Member during normal daytime business hours shall not be considered “emergency deliveries”.

I. Product Fill Rates. Distributor agrees to provide product fill rates to Participating Members in accordance with Exhibit L attached hereto.

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J. Product Compliance, Quality

(1) Product Compliance. Distributor hereby represents and warrants to Novation, the Clients and the Members as follows, which representations and warranties shall survive the expiration or earlier termination of this Agreement:

(a) The Medical-Surgical Products shall be distributed, sold and priced by Distributor in compliance with applicable federal, state and local laws; and

(b) As of the date of delivery to a Member, no Medical-Surgical Products manufactured or private labeled by Distributor shall be misbranded within the meaning of the federal Food, Drug and Cosmetic Act, as amended, nor shall any such Medical-Surgical Products violate or cause a violation of any applicable law, ordinance, rule, regulation or order

(2) Product Condition. Unless otherwise agreed upon by a Member, all Medical-Surgical Products shall be new. Medical-Surgical Products that are demonstrators, used, obsolete, or seconds, or which have been discontinued, are unacceptable unless the Member accepts delivery after receiving notice from Distributor of the condition of the Medical-Surgical Products.

(3) Product Shelf Life. Distributor shall use reasonable efforts to provide Medical-Surgical Products with at least six (6) months dating. Distributor shall use its best efforts to provide Medical-Surgical Products with the longest possible shelf life and the latest possible expiration dates.

K. Force Majeure. Notwithstanding anything in this Agreement to the contrary, Distributor shall be excused from the performance of its obligations under this Agreement if, and for so long as, and only to the extent that, the non-performance of such obligations occurs by reason of any act of God, including but not limited to fire, flood, storm, earthquake, or natural disaster, or by reason of war or national emergency or other reasons beyond the control of Distributor (“Force Majeure”), provided that Distributor shall have used its reasonable best efforts to minimize the effects of the Force Majeure and resume performance. If such Force Majeure occurs unabated for a period of thirty (30) days or longer, Novation may terminate this Agreement upon five (5) days’ prior written notice to Distributor. In addition, Distributor hereby agrees to use its reasonable best efforts to deliver Medical-Surgical Products to Members despite labor disputes, including delivering across picket lines and delivering to alternate delivery points.

9.	Ordering

A. Computer Software. In addition to complying with the information requirements set forth in Paragraph 13. below, Authorized Distributor agrees to have and maintain during the Term all computer-based systems described in Exhibit M attached hereto through which Participating Members may place orders in accordance with Paragraph 8. Section B. below and receive confirmation in accordance with Exhibit N.

B. Purchase Orders. Distributor shall accept Member orders, order supplements and order modifications on purchase orders delivered to Distributor via facsimile, telephone, or hard copy,

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through the preferred method of electronic order transmission using EDI or Distributor-provided technology as described in Paragraph 8., or through such other electronic method acceptable to Distributor. Distributor’s ordering technology shall accommodate a Member’s alphanumeric purchase order number.

C. Product Substitution. Distributor shall have no unilateral right to substitute other products for any Contracted Medical-Surgical Product ordered by Members. Member may design and control a list of products for automatic substitution and Distributor shall administer such list. Member shall have sole decision-making authority for the logic of, and products covered in, Members automatic substitution programs. At Member’s direction, Distributor shall promptly add or remove products from any automatic substitution program.

D. Order Confirmation and Failure to Supply

(1) Confirmation. Distributor will make available confirmation of orders from Participating Members electronically in accordance with Paragraph 8. Section A. above within the time period specified in Exhibit M, subject to the last sentence of this Section. The confirmation will include: (i) a description of Products, unit price, quantity ordered, and quantity to be shipped; (ii) the dollar amount of the total order; (iii) the applicable identification codes such as purchase order numbers and cost center designations if the Participating Member requests such information; and (iv) such other information as specified in Exhibit N attached hereto. If the Participating Member is not capable of receiving the computer transmission, Authorized Distributor will provide confirmation via purchase order print back at its own expense via facsimile. For all orders, Participating Member shall receive the complete confirmation within two (2) hours after the receipt of the order by Distributor during normal business hours.

(2) Failure To Supply. Subject to the terms of this Agreement, in the event of Distributor’s material failure to perform in accordance with the terms of this Agreement, the Member may purchase products and service equivalent to the Medical-Surgical Products from other sources and Distributor will be responsible to reimburse the Member for all reasonable costs in excess of the Award Prices. If during the term of Agreement, a Participating Member requests a change of Distributor, refer to Exhibit O.

10. Delivery and Invoicing

On and after the Effective Date, Distributor agrees to deliver Products ordered by Participating Members FOB Participating Member freight prepaid and in accordance with Exhibit J attached hereto unless otherwise requested by Participating Member, and will direct its invoices to the Participating Members in accordance with this Agreement and Exhibit K attached hereto. Distributor will make whatever arrangements are reasonably necessary with the Participating Members to implement the terms of this Agreement; provided, however, Distributor will not impose any purchasing commitment on any Participating Member as a condition to the Participating Member’s purchase of any Services or Products pursuant to this Agreement.

A. Invoice Information. All invoices shall include, at a minimum, the following information: invoice date, list of all products ordered, quantity ordered, quantity shipped, product description

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including Supplier number, Distributor’s product number, price per product, each product’s extended price for quantity shipped, total price for the order, Member’s purchase order number, Distributor invoice number or other applicable tracking number, and the payment terms for the shipped order.

B. Electronic Invoicing. At no additional charge to Member, Members may elect to be invoiced electronically by Distributor using a standard EDI format or a customized format mutually acceptable to Member and Distributor.

C. Taxes. Taxes or fees levied by federal, state, county or other municipalities in which a Member is located, based upon sales to that Member, may be passed on to the Member by including that tax or fee in the charge for the taxable product. If this method of line item billing is not possible, then the tax or fee may be billed to the Member at the end of the invoice, based upon the taxes due. Upon request, Distributor shall provide the Member with a copy of the applicable statute, regulation, pronouncement or other authority on which Distributor is relying with respect to any federal, state, county or municipal tax issue raised. Notwithstanding the foregoing, to the extent that a Member is a tax-exempt corporation pursuant to Section 501(c)(3) of the Internal Revenue Code of the United States, as amended, and under applicable laws of the Member’s state, and such Member has provided to Distributor valid, current exemption certificates or other documents necessary to claim exemption from any such taxes, Distributor shall take all reasonable action required to cause such Member’s purchase of Medical-Surgical Products hereunder to be treated as a tax-exempt transaction with respect to the applicable taxes from which the Member claims exemption.

D. Drop Shipment Invoice Services. Drop Shipments are defined as products shipped from the Supplier directly to the Member but invoiced to Distributor for the purpose of billing the Member. Upon request of the Member and with permission of the Supplier, Distributor shall provide the service of invoicing drop shipped products. Drop Shipments shall be invoiced at [*], and no additional fees will apply to the Member for this service. In the event Distributor elects to no longer carry a Medical-Surgical Product in a Distribution Center or if a Distribution Center is out of stock of a Medical-Surgical Product, Members may elect to request a Drop Shipment from the Supplier. In these circumstances, Distributor shall without exception invoice these Drop Shipments at [*]. All Drop Shipments invoiced by the Distributor shall be added to the Member’s total purchase volume for the purposes of slotting the Member in the Member Markup Matrix.

E. Invoice Corrections

(1) Overcharges. Distributor shall thoroughly research Member-reported price overcharges and respond to such Member with findings within five (5) business days of receipt of the request (which overcharges shall be reported within 30 days of the invoice date). If the Member was overcharged for a Contract or Private Label Product, Distributor

shall promptly either credit the Member for the difference or credit the entire original purchase and re-invoice at the correct contract price (“Billing Correction”).

*	[This confidential information has been omitted and filed separately with the Commission.]

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(2) Global Correction for Overcharges. In the event that Distributor discovers a price overcharge on a Contract Product or a Private Label Product, Distributor shall implement the Billing Corrections nationally for ALL overcharged Members. This process shall be automatic and shall not be dependent on each Member requesting the correction. Distributor shall formalize this policy in writing and provide a copy of the policy to Novation, and upon request, to Members.

11.	Additional Requirements

A. Return of Medical-Surgical Products. Any Member, in addition to and not in limitation of any other rights and remedies, shall have the right to return Medical-Surgical Products to Distributor in accordance with the terms set forth in Exhibit P hereto.

B. Notice of Temporary Service Interruptions. Distributor shall give Novation and Members notice of Distributor’s intent to perform a physical inventory or any other Distributor scheduled or anticipated activity that may negatively impact delivery times or customer service capabilities.

C. Disaster Response Plan. Distributor shall assist Members in developing a plan of action for delivery of Medical-Surgical Products in the event of a Force Majeure or community emergency in the geographical area of a Member. Exhibit Q hereto details Distributor’s disaster response plan, which shall be reviewed annually by Novation and Distributor and amended as required.

D. Authorized Distributor will comply with the additional requirements set forth in Exhibit R attached hereto.

12.	Distributor Sales Representatives and Customer Service

A. Distributor Sales Representatives. Distributor shall assign a sales representative to serve as each Member’s primary liaison to Distributor. Distributor’s sales representatives shall provide on-site Member staff training with respect to Distributor’s technology and programs, optimal purchasing and inventory management methodology, and timely follow up and effective problem solving in response to Member requests. In addition to normally scheduled sales calls, Distributor’s sales representatives shall schedule and conduct twice yearly business reviews with Member’s Medical-Surgical management and purchasing staff and shall make reasonable efforts to invite and include in those business review meetings the Client’s local field representative. Distributor shall consult with each Member to identify the Member’s policies relating to access to facilities and personnel. Distributor shall comply with such policies and shall establish a specific timetable for sales calls by sales representatives to satisfy the needs of the Member.

B. Member Customer Service. Distributor shall provide telephone customer service to promptly respond to Member’s routine questions and issues during normal business hours. Distributor shall adequately train its telephone customer service agents in Distributor’s operations, purchasing, price verification research, and inventory supply research policies and procedures.

C. Distributor’s National Accounts Manager. Distributor shall assign a National Account Manager (“NAM”) to serve as Novation’s primary liaison to Distributor. The NAM shall serve as

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Novation’s point person for resolving Member problems that have been escalated to Novation and for providing timely follow-up and effective problem solving in response to Novation requests. The NAM shall be available for on-site visits to Novation’s office and shall conduct quarterly business review meetings with Novation staff. The NAM shall oversee the implementation of this Agreement, including Distributor’s compliance with its material obligations as set forth herein.

D. Novation’s National Accounts Customer Service Liaison. Distributor shall provide a customer service liaison to Novation to promptly research and respond to Novation’s questions, issues, and ad-hoc report requests. Such liaison shall have expert knowledge of Distributor’s operations and have prior experience supporting customers similar to Novation.

13. Reports and Other Information Requirements. Within ten (10) days after the end of each full and partial month during the Term (“Reporting Month”), Supplier will submit to Novation a report in form and content reasonably satisfactory to Novation (“Net Sales Report”) and any other information during the time period required as set forth in the Information Requirements Guidebook in Exhibit S. Such Guidebook may be found at the Novation website at www.novationco.com.

A. Reports to Participating Members. Distributor will provide Participating Members with monthly reports in accordance with the requirements set forth in Exhibit T attached hereto.

B. Purchase Data Confidentiality. Distributor hereby agrees that in the event that such member purchase data is provided to any third party organization in willful violation of this paragraph 13. Section B., Novation has the right to immediately terminate this Agreement by delivering written notice in addition to any other remedies that it may be entitled to by law. In the event of an inadvertent disclosure of information by distributor of information in violation of this paragraph 13. Section B., Novation may terminate this agreement only after following the notice and cure procedures for termination set forth in paragraph 3. B (1) of this agreement.

14.	Fees

A. Calculation. Distributor will pay to Novation, as the authorized collection agent for each of the Clients and certain of each Client’s subsidiaries and affiliates, respectively (and not collectively), Fees belonging to any of the Clients or certain of their subsidiaries or affiliates equal to the Agreed Percentage of the greater of the aggregate Prices or aggregate Cost (as defined in Exhibit F) associated with all purchases (net of returns) of the Products by the Participating Members, whether under the pricing and other terms of this Agreement or under the terms of any other purchasing or pricing arrangements that may exist between the Participating Members and Distributor. The Agreed Percentage is defined in Exhibit U attached hereto. If based on aggregate Prices, the Fees will be calculated without any deduction for uncollected accounts.

B. Payment. If Distributor elects to pay Administrative Fees via hard copy check, the Administrative Fees shall be due no later than the tenth day of each month. On or before that day, Distributor shall remit to Novation the monthly Administrative Fees for the prior month’s purchases. If Distributor elects to pay Administrative Fees via Electronic Funds Transfer (“EFT”), then the Administrative Fees shall be due no later than the tenth day of each month. On or before that day, Distributor shall remit to Novation the monthly Administrative Fees for the prior month’s purchases.

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(1) Administrative Fee hard copy checks must be made payable to Novation, LLC and sent to:

If Sent By First Class Mail:

Novation, LLC

75 Remittance Dr., Suite 1420

Chicago, IL 60675-1420

If Sent Via Courier (e.g., Federal Express, United Parcel Service, Messenger):

The Northern Trust Company

350 North Orleans Street

Receipt & Dispatch 8th Floor

Chicago, IL 60654

Attn: Novation, LLC, Lockbox Number 1420

Telephone No. (312) 444-3576

On the air bill please remember to list the bank’s telephone number, as recipient at this location. Distributor should also include its telephone number as the sender.

All Fee payments must be made payable to Novation, LLC, regardless of whether they are sent first-class mail or by courier. Under no circumstances should checks be made payable to The Northern Trust Company.

(2) Account information for Administrative Fee wire transfers is as follows:

Bank Name:	The Northern Trust Company, Chicago, IL
Bank Address:	75 Remittance Drive Chicago, IL 60675
Routing No:
Account Name:	NOVATION, LLC
Account Number:

C. Payment Penalties. If payment of Administrative Fees is not received on the date such Administrative Fees are due, any amounts past due shall be subject to a late charge in the amount of the lesser of one and one-half percent (1.5%) interest per month or the maximum rate allowed by law. In the event that Novation and/or Distributor discovers that certain sales of Contract Products and/or Non-Contract Products were not properly reported to Novation in accordance with this Agreement, Distributor shall pay the Administrative Fees related to those sales within fifteen (15) days of discovering the error in reporting.

15.	Optional Contracting Arrangements.

A. The following language will clarify how distributors should respond to Requests for Proposal or off-matrix deals:

Dealing with RFP’s or off Matrix situations:

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1) Med-Surg Distribution Agreement is for the following:

a)	Brand Neutral Distribution Services

i.	Base Bulk – Pick, Pack and Ship

ii.	JIT – Pick, Pack and Ship

iii.	LUM – Pick, Pack and Ship

iv.	Warehouse Management Type Programs

b)	If AD receives either formal or informal request from a Member or group of Members the following process applies:

i.	The Med-Surg Agreement is for Brand Neutral Distribution Services

ii.	No AD has the unilateral right to modify any terms of this Agreement

iii.	Novation will have the right to approve any modification to this Agreement

iv.	This applies but not limited to the following:

1.	RFP’s

2.	Local Negotiation or contracting

3.	Additional non-bid services outside of this Agreement such as:

a)	Combining Med-Surg Distribution Agreement with RX Distribution

b)	Combining Med-Surg Distribution Agreement with Products in particular self manufactured, private label or marketing focused products

c)	Combining Med-Surg Distribution Agreement with any other services or products not-bid and/or awarded through the Med-Surg Distribution Agreement

B. Distributor may contract directly with each Member for the Services included in this Agreement (each, an “Optional Contracting Arrangement”); provided, however, that Distributor shall give prior written notice to Novation of the request for such optional contracting arrangement. Any Optional Contracting Arrangement relating solely to traditional medical/surgical distribution services should have as its termination date the same or earlier date than the termination date of this Agreement as described in Paragraph 3, Section A; provided however that such agreements may provide for renewal or continuation in the event Distributor continues as an authorized distributor after such date through a new or replacement agreement with Novation. In connection with Medical-Surgical Products purchased through such Optional Contracting Arrangements, Distributor shall comply with the reporting requirements set forth in Paragraph 13., and shall pay the Administrative Fees defined in Paragraph 14., in consideration of Novation’s contribution to and support for such Optional Contracting Arrangements. These Optional Contracting Arrangements will be managed in accordance to the terms and conditions of this Agreement to include minimally the reporting, fee, etc. Programs that do not bring additional value to Participating Members, or that are not market competitive as defined in this Agreement, or that disadvantage Novation contracts, NOVAPLUS or the Client’s Standardization products or programs are not permitted under this Agreement.

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16.	Market Competitive Member Markup and Terms

A. Member Markup and Member Fees. Distributor shall lower [*], including, without limitation, Emergency Delivery and Return Goods fees, as necessary to [*] among similarly situated purchasers (as mutually agreed upon between Distributor and Novation). These changes must be documented through the Schedule 2 process and approved by Novation prior to implementation.

B. Non-Price Terms. Distributor shall improve non-price terms, such as quality, technology or other non-price financial value, as necessary to [*].

C. Defining Market Competitiveness. For purposes of this Paragraph 16, Novation and Distributor shall determine whether certain purchasers are similarly situated based on all relevant factors, including but not limited to such purchaser’s purchase amount, number of deliveries per week, payment terms, class of trade, number of delivery locations and other criteria.

D. Response Duration. If, at any time during the Term, Novation receives information from any source that indicates that Distributor’s Member Markup, other fees charged to Members, and/or non-price terms are not market competitive, Novation may provide written notice of such information to Distributor, and Distributor shall, within ten (10) business days of receipt of such notice, advise Novation in writing of all adjustments to the [*].

16. Minority, Women or Veteran Owned Business Enterprises. Novation may be required by law, regulation and/or internal policy to do business with certain minority, women or veteran owned businesses (“MWVBEs”). Distributor shall assist Novation in meeting these requirements by complying with all reasonable Novation policies and programs with respect to such businesses. Novation, in its discretion, may make and award and/or negotiate another agreement with a MWVBE in addition to any sole- or multi-source award.

17. E-Commerce Business. Certain Members have chosen to utilize the services of the Marketplace@Novation™ through Novation’s authorized e-commerce provider. To assist Novation in helping Members utilize Marketplace@Novation™, Distributor shall use its reasonable efforts to contract with such e-commerce provider to provide Member purchase history, and agrees to sign, prior to issuance of any Award Letter, the Novation E-Commerce Agreement attached hereto as Exhibit V and support Novation’s programs with respect to e-commerce.

18. Information to Members. Within thirty (30) days following the Effective Date, Novation, in conjunction with the Clients, shall deliver a summary of this Agreement to each Member. Such information may be furnished, as appropriate, through the use of direct mail and/or electronic mail, contact by the Clients’ field representatives, and regional and national meetings and conferences. As appropriate, Novation, in conjunction with the Clients, will involve Distributor in these activities by inviting Distributor to participate in meetings and other activities with Members. At the request of Distributor from time to time, and in Novation’s sole discretion, Novation also shall deliver to each Member reasonable and appropriate amounts and types of materials supplied by Distributor to Novation, which relate to Distributor’s Services and the purchase of Medical-Surgical Products.

*	[This confidential information has been omitted and filed separately with the Commission.]

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A. Marketing Services. Novation, in conjunction with the Clients, will market the distribution arrangements covered by this Agreement to the Members. Such promotional services may include, as appropriate, the use of direct mail, contact by the Client’s field service delivery team, member support services, and regional and national meetings and conferences. As appropriate, Novation, in conjunction with the Clients, may involve Distributor in these promotional activities by inviting Authorized Distributor to participate in meetings and other reasonable networking activities with Members.

19.	Compliance With Law and Government Program Participation

A. Compliance With Law. Each Party represents and warrants that to the best of its knowledge, after due inquiry, it is, and for the Term shall be, in compliance with all federal and state statutes, laws, ordinances and regulations that are material to the operation of its business and the conduct of its affairs (“Legal Requirements”), including, but not limited to, Legal Requirements pertaining to the safety of the Medical-Surgical Products and Services, occupational health and safety, environmental protection, nondiscrimination, antitrust, health care regulatory and equal employment opportunity.

B. Notification of Claims. During the Term, Distributor shall promptly notify Novation of any lawsuits, claims, administrative actions or other proceedings asserted or commenced against it that assert, in whole or in part, that Distributor is in noncompliance with any Legal Requirement.

C. Government Program Participation. Each Party represents and warrants that it is not (1) excluded from participating in any “Federal health care program” as that phrase is defined in 42 U.S.C. § 1320a-7b(f) (“Excluded”), or (2) debarred, suspended, declared ineligible, or voluntarily excluded by any Federal department or agency (collectively, “Debarred”). In the event that a Party, during the Term of this Agreement, is Excluded or Debarred, that Party (the “Excluded Party”) shall notify the other Party (the “Non-Excluded Party”) in writing within three (3) days after such event. Upon the occurrence of such event, whether or not notice is given to the Non-Excluded Party, the Non-Excluded Party may terminate this Agreement immediately upon written notice to the Excluded Party.

20. Damages. Novation and Distributor agree that Novation and/or the Participating Members would suffer damages if Distributor fails to perform certain of its obligations under this Agreement. Novation and Distributor further agree that the damages suffered by Novation and/or the Participating Members by reason of any such failure by Distributor is uncertain, and they therefore agree that the schedule of damages set forth in Exhibit W attached hereto constitutes a reasonable estimation of such damages and were determined according to the principles of just compensation. Novation’s and/or a Participating Member’s right to recover damages in accordance with this Section is in addition to any other rights and remedies Novation, the Clients or the Participating Members may have by reason of Distributor’s failure to perform its obligations under this Agreement.

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22.	Insurance

A. Policy Requirements. Distributor will maintain and keep in force during the Term product liability, general public liability and property damage insurance against any insurable claim or claims, which might or could arise regarding Services provided or Products sold by Authorized Distributor. Such insurance will contain a minimum combined single limit of liability for bodily injury and property damage in the amounts of not less than $2,000,000 per occurrence and $10,000,000 in the aggregate; will name Novation, the Clients, and the Participating Members, as their interests may appear, as additional insureds. Distributor will provide to Novation in its Bid and thereafter within fifteen (15) days after Novation’s request, an insurance certificate indicating the foregoing coverage, issued by an insurance company licensed to do business in the relevant states and signed by an authorized agent.

B. Self-Insurance. Notwithstanding anything to the contrary in Paragraph 22. Section A. above, Distributor may maintain a self-insurance program for all or any part of the foregoing liability risks, provided that such self-insurance complies with the requirements set forth in Paragraph 20. Section A. above.

C. Amendments, Notices and Endorsements. Distributor will not amend, in any material respect that affects the interests of Novation, the Clients or the Members, or terminate said insurance or self-insurance program except after providing thirty (30) days’ prior written notice to Novation. In the event that Distributor amends said liability insurance or self-insurance program in accordance with this Paragraph 22., Distributor shall provide Novation with copies of all notices and endorsements as soon as practicable after Distributor receives or gives them.

23. Release and Indemnity. DISTRIBUTOR SHALL RELEASE, INDEMNIFY, HOLD HARMLESS, AND, IF REQUESTED, DEFEND NOVATION, THE CLIENTS AND THE MEMBERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, REGENTS, AGENTS, AFFILIATES AND EMPLOYEES (COLLECTIVELY, THE “INDEMNITEES”), FROM AND AGAINST ANY CLAIMS, LIABILITIES, DAMAGES, ACTIONS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES, EXPERT FEES AND COURT COSTS) OF ANY KIND OR NATURE, WHETHER AT LAW OR IN EQUITY, ARISING FROM OR CAUSED IN ANY PART BY (1) THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF DISTRIBUTOR CONTAINED IN THIS AGREEMENT OR IN THE BID; OR (2) THE CONDITION OF ANY PRODUCT CAUSED BY THE NEGLIGENT ACTIONS OR OMISSIONS OF DISTRIBUTOR, INCLUDING, WITHOUT LIMITATION, IMPROPER STORAGE OF ANY PRODUCT. SUCH INDEMNIFICATION, HOLD HARMLESS AND RIGHT TO DEFENSE WILL NOT BE APPLICABLE TO THE EXTENT THE CLAIM, LIABILITY, DAMAGE, ACTION, COST OR EXPENSE ARISES AS A RESULT OF AN ACT OR FAILURE TO ACT OF INDEMNITEES. THIS SECTION AND THE OBLIGATIONS CONTAINED HEREIN SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS SECTION ARE IN ADDITION TO AND NOT A LIMITATION ON ANY OTHER RIGHTS OR REMEDIES THAT MAY BE AVAILABLE AGAINST DISTRIBUTOR.

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24. Books and Records. Distributor shall keep, maintain and preserve complete, current and accurate books, records and accounts of the transactions contemplated by this Agreement and such additional books, records and accounts as are necessary to establish and verify Distributor’s compliance with this Agreement. All such books, records and accounts will be available for inspection and audit by Novation representatives at any time during the Term and for two (2) years thereafter, but only during reasonable business hours and upon reasonable notice and provided that audits may not be conducted on items that are 24 or more months beyond the last manufacturer report to Novation. Novation agrees that its routine audits will not be conducted more frequently than once in any consecutive twelve (12) month period, subject to Novation’s right to conduct special audits whenever it reasonably deems it to be necessary. The exercise by Novation of the right to audit Distributor’s books and records is without prejudice to any other or additional rights or remedies of either Party.

25.	Confidential Information.

A. Nondisclosure. Distributor agrees that it shall:

(1) keep strictly confidential and hold in trust all Confidential Information, as defined in Paragraph 25. Section B. below, of Novation, the Clients, the Suppliers, and the Members;

(2) not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement, without the prior written consent of Novation or the Member, as applicable;

(3) not disclose the Confidential Information to any third party (unless required by law) without the prior written consent of Novation or the Member, as applicable; and

(4) not later than thirty (30) days after the expiration or earlier termination of this Agreement, return to Novation, the Client, the Supplier, or the Member, as the case may be, the Confidential Information.

; provided that the provision by O&M of usage, sales or purchase data to manufacturers, GPOs to which the Member belongs and to data collection entities (provided that the Member is not identified) shall not be considered a breach hereof. In addition, nothing in this provision is intended to prohibit either party (including any employee, representative or agent of such party) from disclosing the tax treatment and tax structure of the transactions contemplated hereunder or materials of any kind (including opinions or other tax analyses) provided to such party relating to such tax treatment and structure.

B. Definition. “Confidential Information”, as used in Paragraph 25. Section A. above, shall consist of the terms of this Agreement, and all information relating to the prices and usage of the Medical-Surgical Products (including all information contained in the reports produced by Distributor pursuant to Paragraph 14 above) and all documents and other materials of Novation, the Clients and the Members containing information relating to the programs of Novation, the Clients or the Members of a proprietary or sensitive nature not readily available through sources in the public domain. In no event shall Distributor provide to any person any information relating to the prices it charges the Members for Medical-Surgical Products ordered pursuant to this Agreement without Novation’s prior written consent.

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C. Remedies. The Parties acknowledge that, in the event of a violation of any restrictions set forth in Paragraph 25. Section A. above, or in the event such a violation is likely to occur, Novation shall be entitled to preliminary and permanent injunctive relief without having to prove actual damages or immediate or irreparable harm or post a bond. Notwithstanding the foregoing, if the restrictions contained herein are judged unreasonable by any court of competent jurisdiction, the Parties agree to the reformation of such restrictions by the court to limits which may reasonably grant Novation the maximum protection permitted by applicable law in such circumstances, and Distributor will not assert that such restrictions should be eliminated in their entirety by such court.

D. HIPAA. To the extent that Distributor is or becomes subject to, directly or indirectly, the privacy and security rules promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), codified at 45 C.F.R. Parts 160 and 164, and/or other relevant administrative simplification rules promulgated pursuant to HIPAA, then Distributor shall comply with such rules and, upon Novation’s request, shall agree to amend this Agreement accordingly and/or enter into any additional agreement between or among Distributor, Novation, any Supplier and/or any Member, as appropriate.

E. Use of Names, Etc. Distributor agrees that it shall not use in any way in its promotional, informational or marketing activities or materials the names, trademarks, logos, symbols or a description of the business or activities of Novation or any Client or Member without in each instance obtaining the prior written consent of the person owning the rights thereto.

26.	Miscellaneous.

A. Third Party Beneficiary. All Clients and Members are intended third party beneficiaries of this Agreement.

B. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Texas and the Texas courts shall have jurisdiction over all matters relating to this Agreement; provided, however, that the terms of any Optional Contracting Arrangement between a Member and Distributor shall be governed by and construed in accordance with the choice of law and venue provisions set forth in that Arrangement.

C. No Assignment. This Agreement may not be assigned in whole or in part by either Party without the prior written consent of the other Party; provided, however, that Novation may assign its rights and obligations to any affiliate of Novation. Any assignment of all or any part of this Agreement by either Party shall not relieve that Party of the responsibility for performing its obligations hereunder to the extent that such obligations are not satisfied in full by the assignee. This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and assigns.

D. Notices. Except as otherwise expressly provided herein, all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficient when mailed by United States mail, or delivered in person to the Party to which it is to be given, at the address of such Party set forth below, or to such other address as the Party shall have furnished in writing in accordance with the provisions of this Section:

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If to Distributor:

Owens & Minor Distribution, Inc.

Attention: General Counsel

9120 Lockwood Boulevard

Mechanicsville, VA 23116

If to Novation:

Novation, LLC

Attn: General Counsel

125 East John Carpenter Freeway

Irving, TX 75062-2324

E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, in the event that any provision of this Agreement becomes prohibited or invalid under applicable law, or is otherwise held unenforceable, then such provision, upon the mutual agreement of the Parties, shall be modified to reflect the Parties’ intent, consistent with applicable law. The Parties shall work together in good faith in an effort to agree on an appropriate modification within a commercially reasonable period of time. Absent such agreement, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

F. Independent Contractors. It is expressly understood and agreed that Novation and Distributor shall at all times be independent contractors of one another. It is expressly understood and agreed by the Parties that nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or like relationship between the Parties with respect to the subject matter hereof. In no event shall either Party be liable for the debts or obligations of the other Party.

G. Entire Agreement. This Agreement, together with the exhibits listed below, shall constitute the entire agreement between Novation and Distributor. This Agreement, together with the exhibits listed below and each Member’s purchase order shall constitute the entire agreement between each Member and Distributor. In the event of any inconsistency between this Agreement and a Member’s purchase order, the terms of this Agreement shall control. No other terms and conditions in any document, acceptance, or acknowledgment shall be effective or binding unless expressly agreed to in writing. The following exhibits are incorporated by reference in this Agreement:

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

NOVATION, LLC		OWENS &MINOR DISTRIBUTION, INC.

By:	/s/ Mark M. McKenna	By:	/s/ Marshall Simpson
Name:	Mark M. McKenna	Name:	Marshall Simpson
Title:	President	Title:	Group Vice President East
Date:		Date:

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List of Exhibits

Exhibit 1	Agreement Purpose

Exhibit 2	HPIS Top 20 Product Categories

Exhibit A	Award Letter

Exhibit B	Distribution Services

Exhibit C	Participating Members

Exhibit D	Distribution Services Pricing

Exhibit E	Contract Products including NOVAPLUS Products, Novation Standardization Products and Partnership Portfolio Products

Exhibit F	Definition of “Cost”

Exhibit G	Distribution Centers

Exhibit H	Product Stocking

Exhibit I	Physical Inventory

Exhibit J	Invoices

Exhibit K	Product Delivery

Exhibit L	Product Fill Rates

Exhibit M	Computer-Based System Requirements

Exhibit N	Confirmation of Orders

Exhibit O	Additional Remedies

Exhibit P	Product Return

Exhibit Q	Authorized Distributor Disaster Plan

Exhibit R	Additional Requirements

Exhibit S	Medical-Surgical Authorized Distributor Reporting Guidelines

Exhibit T	Reports to Participating Members

Exhibit U	Distribution Fees

Exhibit V	Novation E-Commerce Agreement

Exhibit W	Service Damage

Exhibit X	Schedule 2 Price Changes

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Exhibit 1

Agreement Purpose

This Agreement is for providing brand-neutral distribution services based on Members needs. Each awarded distributor is a full-line Medical-Surgical distributor that offers the following services:

1)	Order entry

2)	Sourcing

3)	EDI

4)	Stocking of traditional medical-surgical stock and non-stock products

5)	Stocking the Novation contract portfolio

6)	Stocking Non-contract traditional medical-surgical products based on Members needs

7)	NOVAPLUS product stocking

8)	Stocking minimally the Top 10 HPIS product categories

9)	Stocking the Novation Product Portfolio

10)	Warehousing

11)	Contract Administration

12)	Invoicing

13)	Pick, Pack and Ship / Multiple Deliveries

14)	Logistics Services:

a)	Bulk to the dock

b)	JIT

c)	LUM Picked by Department Delivered to the Dock

d)	LUM Picked by Department Delivered to the Department

e)	LUM Picked by Department Put Stock Away

f)	Affix Patient Labels

g)	Bar Codes

h)	Stockless

15)	Customized Services for the following:

a)	Invoices

b)	Packing Slip

c)	Combined Packing Slip and Invoice

d)	Custom Pallet Architecture Basic/expanded

16)	Reporting:

a)	Novation Contracts

b)	NOVAPLUS

c)	Non-contract purchases

d)	Service Levels

17)	Handling of Return Goods

18)	Non-Acute services for Owned, Managed or Leased facilities

This agreement has not been awarded for any other type of services that may be offered from a distributor such as, leveraging of self-manufactured, private label or marketing program products such as BVP, Focus, or other preferred supplier programs, to reduce the cost of distribution. Additionally this agreement is based on separating the cost of product from the cost of services. By doing so Novation ensures the Members that they will have the lowest total cost for distribution services. Over the past several years

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there has been an increase in distributors “pushing” their self manufactured, private label and market program products and selling them at “net pricing”. Net pricing masks the true cost of distribution services from the true cost of the product.

Distributors have also been adding services that are not related to traditional distribution services for which this Agreement was awarded. These services cover areas including but not limited to the combining of Med-Surg distribution with pharmaceutical wholesaling or other unrelated distribution services, combining Med-Surg distribution with the acquisition of equipment, “guaranteed savings programs”, and information data mining services to list some. None of these additional services were awarded under this Agreement. If a member is interested in these non-awarded services from one of the awarded Medical-Surgical Distributors, the parties should contract directly for such services. Lastly, the awarded Medical-Surgical Distributors cannot unilaterally modify any terms of this Agreement, if they do so the awarded Medical-Surgical Distributor may not have the right to administer the Novation Contract and NOVAPLUS product portfolios and/or continue to serve as a Novation Authorized Distributor.

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Exhibit 2

HPIS Top 20 Product Categories

Major Class	Major Class Description	Sub Class	Interim Description
510	Kits, Packs & Trays-Custom	20	Admission KP&T-CUS
		30	Amniocentesis KP&T-CUS [15-274]
		40	Anesthesia KP&T-CUS
		50	Angiographic/Cath Lab KP&T-CUS [90-584]
		60	Aspiration Procedure KP&T-CUS [17-716]
		70	Baby Care KP&T-CUS [10-243]
		80	Basic Surgical Procedure KP&T-CUS [17-168]
		90	Biopsy KP&T-CUS
		100	Burn KP&T-CUS [10-516]
		105	Cardio/Vascular Catheter KP&T-CUS [15-564]
		110	Cardiology/Vascular Procedure KP&T-CUS [91-316]
		120	Circumcision KP&T-CUS [90-238]
		130	Cystoscopy KP&T-CUS [90-242]
		145	Dental/Oral KP&T-CUS [93-107]
		150	Dressing Change KP&T-CUS
		160	ENT Procedure KP&T-CUS [90-243]
		180	Gastric Analysis KP&T-CUS [90-232]
		190	Gastrointestinal Procedure KP&T-CUS [91-317]
		195	Heart/Lung KP&T-CUS [90-240]
		200	Hernia KP&T-CUS [91-398]
		210	Incision and Drainage KP&T-CUS [12-108]
		220	Irrigation KP&T-CUS [90-233]
		223	IV Start KP&T-CUS [12-161]
		225	Laceration/Wound Closure KP&T-CUS [91-397]
		230	Laparoscopic Endoscopy KP&T-CUS [90-245]
		240	Laparoscopy KP&T-CUS [90-244]
		250	Laparotomy KP&T-CUS [90-246]
		260	Lithotomy KP&T-CUS [90-247]
		270	Lumbar Puncture KP&T-CUS [12-404]
		280	Maternity KP&T-CUS [12-463]
		290	Medicine KP&T-CUS [12-507]
		300	Neurological KP&T-CUS [90-250]
		310	Obstetrics/Gynecology KP&T-CUS
		320	Ophthalmic KP&T-CUS [91-312]
		330	Orthopedic KP&T-CUS
		337	Personal Protection KP&T-CUS [17-232]
		338	PIC Catheter KP&T-CUS [91-606]
		340	Plastic Surgery KP&T-CUS [91-313]

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Major Class	Major Class Description	Sub Class	Interim Description
510	Kits, Packs & Trays-Custom	350	Podiatry KP&T-CUS [91-314]
		360	Prep KP&T-CUS [13-097]
		370	Radiology KP&T-CUS [92-106]
		380	Respiratory KP&T-CUS [91-587]
		390	Sampling KP&T-CUS
		400	Staple Remover KP&T-CUS [16-787]
		410	Suction KP&T-CUS [13-846]
		415	Suture KP&T-CUS [13-892]
		420	Suture Removal KP&T-CUS [13-894]
		430	Tracheostomy Care KP&T-CUS [14-090]
		440	Tracheotomy KP&T-CUS [14-099]
		443	Transplantation KP&T-CUS [91-404]
		445	Trauma KP&T-CUS [91-106]
		470	Urine Collection KP&T-CUS [90-235]
		480	Urological Procedure KP&T-CUS [91-311]
		485	Wound Care KP&T-CUS [91-287]
		490	Wound Drainage KP&T-CUS [16-521]
		500	Other Kits, Packs & Trays-CUS [90-236]

580	Parenteral	10	Administration Sets: Parenteral
		12	Connectors & Adapters, Parenteral [91-808]
		20	Infusors, Ambulatory [16-491]
		30	Intermittent Devices [91-672]
		40	Intravenous Administration Devices
		50	Intravenous Catheters
		70	Pheresis Sets [16-811]
		76	Pumps, Pain Management [92-119]
		90	Other Parenteral Supplies [92-126]

750	Wound Staples & Endosurgery	10	Endosurgical Accessories
		20	Instruments: Wound Staples & Endosurgery
		30	Occluding Clips, Implantable: Wound Staples
		40	Stapling, Skin: Wound Staples & Endosurgery
		50	Stapling, Internal [90-743]
		60	Other Staples & Endosurgery [90-759]

450	Gloves	10	Autopsy Gloves [11-880]
		20	Cleanroom Gloves [92-117]
		30	Cryogenic Gloves [17-966]
		40	Cut Resistant Gloves [90-175]
		50	Dispensers, Glove [91-120]
		60	Examination/Treatment Gloves
		70	Finger Cots [11-719]

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Major Class	Major Class Description	Sub Class	Interim Description
450	Gloves	80	Procedure/High Risk Gloves
		90	Surgical Gloves
		100	Utility Gloves [11-885]
		110	Other Gloves [15-222]

760	Woven & Nonwoven Goods	10	Apparel, Patient
		20	Apparel, Staff: Woven & Nonwoven
		30	Bedding: Woven & Nonwoven
		40	Covers: Woven & Nonwoven
		60	Drapes/Sheets, Nonbedding: Woven & Nonwoven
		100	Stockinettes [10-669]
		110	Surgical: Woven & Nonwoven
		120	Towelling: Woven & Nonwoven
		130	Other Woven & Nonwoven Goods

530	Needles & Syringes	10	Needles
		20	Syringes
		30	Syringes with Needles
		40	Other Needles & Syringes/Accessories

755	Wound Sutures	10	Endosuture: Wound Sutures
		20	Sutures Needled - Absorbable: Wound Sutures
		30	Sutures Needled - Nonabsorbable
		40	Sutures Nonneedled - Absorbable
		50	Sutures Nonneedled - Nonabsorbable
		60	Other Suture Wound Closure
		70	Unclassified - Wound Sutures [XX-755]

680	Respiratory	10	Air Cleaners/Purifiers [16-629]
		15	Connectors Needless, Parenteral [92-100]
		20	Airways, Respiratory
		30	Anesthesia Unit CO2 Absorbants [17-509]
		40	Apnea Monitors [12-575]
		50	Atomizers, Respiratory [10-226]
		60	Breathing Bags & Circuits, Respiratory
		70	Bronchial, Tubes [15-322]
		80	Calibrators, Spirometer/Pneumotachometer [17-250]
		90	Cannulae, Nasal Oxygen [12-700]
		100	Catheters, Transtracheal Oxygen [17-940]
		110	CPAP, Respiratory
		130	Drainage Systems, Respiratory [90-579]
		140	Esophageal Stethoscopes, Respiratory [93-010]
		150	Esophageal Stethoscopes w/Temp Probe [93-011]

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Major Class	Major Class Description	Sub Class	Interim Description
680	Respiratory	160	Humidifiers, Respiratory
		170	Inhalers, Aerosol [12-128]
		180	Masks, Respiratory
		190	Nebulizer, Respiratory
		210	Oxygen Concentrators, Respiratory [12-873]
		220	Percussors, Respiratory [12-986]
		230	Resuscitation, Respiratory
		240	Solutions, Nonmedicated: Respiratory
		250	Spirometers, Respiratory
		270	Suction Devices
		275	Tents [14-002]
		280	Tracheal Tubes
		290	Tracheostomy: Respiratory
		300	Traps: Respiratory [15-608]
		310	Tubing: Respiratory
		320	Ventilators, Respiratory
		330	Other Respiratory

310	Adhesives, Bandages, Dressings & Sponges	10	Adhesives: Adhesives, Bandages, Dressings & Sponges
		20	Bandages
		30	Dressings: Adhesives, Bandages, Dressing & Sponges
		40	Sponges: Adhesives, Bandages, Dressings & Sponges
		50	Other Bandages, Dressings & Sponges

500	Incontinence Products	10	Clamps, Incontinence [12-109]
		20	Briefs: Incontinence
		30	Diapers: Incontinence
		40	Fecal Control Units, Incontinence [17-505]
		50	Kits, Incontinence [91-644]
		60	Pants/Pads: Incontinence
		70	Undergarments, Incontinence [90-230]
		80	Underwear, Protective, Incontinence [92-109]
		90	Underpad, Body Fluids/Incontinence
		100	Other Incontinence Products

694	Skin Care Products	10	Clinical Care Products: Skin Care
		20	Personal Care: Skin Care
		30	Other Skin Care Products [92-140]

400	Electromedical	20	Cables/Leads, Electromedical
		40	Defibrillators
		50	Electroanalgesic Units, TENS [13-782]
		60	Electrocardiographs

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Major Class	Major Class Description	Sub Class	Interim Description
400	Electromedical	70	Electrodes: Electromedical
		80	Holter
		90	Oximeters
		100	Pouches, Telemetry, Electromedical [16-898]
		110	Physiologic Monitoring Systems (12-636)
		120	Sensors, Electromedical [13-536]
		130	Stimulator
		140	Stress Exercise ECG Systems [17-723]
		150	Other Electromedical

590	Patient Care Products, Medical	10	Alarms, Patient Care Products, Medical
		20	Antiembolic Devices: Patient Care Products, Medical
		30	Bags: Patient Care Products, Medical
		40	Diabetic Supplies (Misc) [91-910]
		50	Droppers: Patient Care Products, Medical
		55	Ear Irrigation
		60	Enema: Patient Care Products, Medical
		70	Identification: Patient Care Products, Medical
		80	Magnetic Therapy [12-415]
		90	Penile Vacuum Devices [17-744]
		100	Pressure Relief Products
		120	Thermometer/Supplies: Patient Care, Medical
		130	Thermometers, Electronic

710	Surgical Instruments & Devices	5	Adenotomes: Surgical Instruments [10-025]
		10	Amniotomes: Surgical Instruments [10-089]
		15	Anchors, Endoscopic [91-908]
		20	Applicators, Surgical [91-274]
		25	Approximators [90-636]
		30	Aspirators: Surgical Instruments
		35	Awls: Surgical Instruments [15-275]
		40	Balloons, Nasal: Surgical Instruments [12-699]
		45	Biopsy Gun: Surgical Instruments [17-848]
		50	Bite Blocks: Surgical Instruments [10-405]
		60	Blades: Surgical Instruments
		80	Bougies: Surgical Instruments
		100	Burs: Surgical Instruments
		110	Calipers, Surgical Instruments [10-546]
		120	Cannulae: Surgical Instruments
		130	Chisels: Surgical Instruments
		140	Clamps: Surgical Instruments
		150	Clip, Appliers [10-894]
		160	Clips: Surgical Instruments

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Major Class	Major Class Description	Sub Class	Interim Description
710	Surgical Instruments & Devices	170	Conformers, Ophthalmic [16-065]
		180	Counters: Surgical Instruments
		190	Crimpers: Surgical Instruments [16-463]
		200	Cryosurgery: Surgical Instruments
		210	Curets: Surgical Instruments
		220	Cutters: Surgical Instruments
		225	Cystomes: Surgical Instruments [16-002]
		228	Cystotome: Surgical Instruments [11-113]
		229	Depressors Orbital [16-465]
		230	Dermatomes: Surgical Instruments [11-179]
		240	Dilators: Surgical Instruments
		250	Dissectors: Surgical Instruments [90-653]
		260	Drains: Surgical Instruments
		270	Drills: Surgical Instruments
		280	Elevators: Surgical Instruments
		285	Enucleators: Surgical Instruments [11-587]
		290	Excavators: Surgical Instruments [11-617]
		300	Extractors: Surgical Instruments
		310	Files, Bone [11-702]
		320	Forceps: Surgical Instruments
		325	Gags: Surgical Instruments [11-822]
		330	Gouges: Surgical Instruments [11-895]
		340	Guides: Surgical Instruments
		350	Hammers: Surgical Instruments
		360	Head Mirrors: Surgical Instruments [11-960]
		370	Headlights: Surgical Instruments [11-963]
		380	Hemostatic Media: Surgical Instruments [17-944]
		390	Hooks: Surgical Instruments
		395	Kerotomes: Surgical Instruments [12-222]
		410	Knives: Surgical Instruments
		420	Ligators: Surgical Instruments [12-332]
		430	Loops: Surgical Instruments
		440	Loupes: Surgical Instruments [15-652]
		450	Magnifiers: Surgical Instruments [15-653]
		460	Mallets: Surgical Instruments
		470	Markers: Surgical Instruments
		480	Mirrors: Surgical Instruments
		490	Nail Splitter: Surgical Instruments [91-133]
		500	Nippers: Surgical Instruments
		510	Obturators: Surgical Instruments [12-789]
		520	Occluders: Surgical Instruments
		530	Osteotomes: Surgical Instruments
		540	Papillotomes: Surgical Instruments [15-625]

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Major Class	Major Class Description	Sub Class	Interim Description
710	Surgical Instruments & Devices	550	Perforators: Surgical Instruments [12-989]
		560	Picks: Surgical Instruments
		570	Pins: Surgical Instruments
		580	Pinwheels: Surgical Instruments [13-043]
		585	Plates: Surgical Instruments
		590	Probes: Surgical Instruments
		600	Punches: Surgical Instruments
		610	Rasps: Surgical Instruments
		620	Razors, Skin Prep: Surgical Instruments [16-580]
		623	Reamers, Orthopedic: Surgical Instruments [13-297]
		625	Retainers, Visceral: Surgical Instruments [13-371]
		630	Retractors: Surgical instruments
		640	Retrieval Baskets: Surgical Instruments
		645	Rings Intracorneal: Surgical Instruments [18-103]
		650	Rongeurs: Surgical Instruments
		652	Rotators Ophthalmic: Surgical Instruments [15-173]
		653	Routers, Bone Cutting [13-425]
		655	Saws: Surgical Instruments [90-671]
		660	Scissors: Surgical Instruments
		680	Scoops: Surgical Instruments [13-508]
		682	Screws: Surgical Instruments
		685	Searchers: Surgical Instruments [13-532]
		687	Separators: Surgical Instruments [90-673]
		690	Snares: Surgical Instruments
		700	Sounds: Surgical Instruments
		710	Spatulas [13-645]
		720	Specula: Surgical Instruments
		730	Spreaders: Surgical Instruments
		740	Spuds, Eye: Surgical Instruments [16-025]
		750	Staples, Bone [16-103]
		760	Strippers: Surgical Instruments [13-823]
		770	Stylets: Surgical Instruments
		780	Suction Devices: Surgical Instruments [93-044]
		790	Tamper, Orthopedic: Surgical Instruments [91-866]
		810	Tenacula: Surgical Instruments [13-996]
		820	Tongs, Surgical Instruments [14-062]
		830	Tonsillectomes: Surgical Instruments [14-070]
		840	Trephines: Surgical Instruments [14-146]
		850	Trocars: Surgical Instruments
		860	Tunnelers: Surgical Instruments [16-985]
		870	Tweezers: Surgical Instruments [14-257]
		900	Valvulotomes: Surgical Instruments [14-339]
		910	Wires: Surgical Instruments

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Major Class	Major Class Description	Sub Class	Interim Description
710	Surgical Instruments & Devices	920	Other Surgical Instruments & Devices

511	Kits, Packs & Trays Standard	10	Admission KP&T-ST
		20	Amniocentesis KP&T-ST [91-684]
		30	Anesthesia KP&T-ST
		40	Angiographic/Cath Lab KP&T-ST [91-692]
		60	Aspiration Procedure KP&T-ST [91-696]
		80	Baby Care KP&T-ST [91-697]
		90	Basic Surgical Procedure KP&T-ST [91-764]
		100	Biopsy KP&T-ST
		110	Burn KP&T-ST [91-704]
		120	Cardio/Vascular Catheter KP&T-ST [91-705]
		130	Cardiology/Vascular Procedure KP&T-ST [91-708]
		140	Circumcision KP&T-ST [91-710]
		150	Cystoscopy KP&T-ST [91-711]
		160	Dental/Oral KP&T-ST [93-108]
		170	Dressing Change KP&T-ST
		180	ENT Procedure KP&T-ST [91-717]
		200	Heart/Lung KP&T-ST [91-725]
		210	Incision and Drainage KP&T-ST [91-727]
		220	Irrigation KP&T-ST [91-728]
		230	IV Start KP&T-ST [91-729]
		240	Laceration/Wound Closure KP&T-STD [91-732]
		250	Laparoscopic Endoscopy KP&T-ST [91-735]
		260	Laparoscopy KP&T-ST [91-733]
		270	Laparotomy KP&T-ST [91-737]
		280	Lithotomy KP&T-ST [91-739]
		290	Lumbar Puncture KP&T-ST [91-741]
		300	Maternity KP&T-ST [91-742]
		310	Medicine KP&T-ST [91-744]
		320	Neurological KP&T-ST [91-746]
		330	Obstetrics/Gynecology KP&T-ST
		340	Ophthalmic KP&T-ST [91-756]
		350	Orthopedic KP&T- STD
		370	Personal Protection KP&T-ST [91-760]
		390	Prep KP&T-ST [91-680]
		395	Radiology KP&T-ST [92-107]
		400	Respiratory KP&T - ST [92-104]
		410	Sampling KP&T-ST
		430	Staple Remover KP&T-ST [91-769]
		440	Suction KP&T-ST [91-771]
		460	Suture Removal KP&T-ST [91-770]
		470	Tracheostomy Care KP&T-ST [91-773]

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Major Class	Major Class Description	Sub Class	Interim Description
511	Kits, Packs & Trays Standard	480	Tracheotomy KP&T-ST [91-774]
		490	Urine Collection KP&T-ST [91-777]
		500	Urological KP&T STD [91-913]
		510	Wound Care KP&T-ST [91-731]

700	Sterilization Supplies & Products	10	Container Systems, Sterilization
		30	Pouches, Sterilization [93-127]
		40	Process Indicators, Sterilization
		50	Sterilants: Sterilization
		60	Sterilizing Units: Sterilization
		65	Ultrasonic Instrument Cleaning Systems, [14-263]
		70	Wraps, Sterilization
		80	Other Sterilization Supplies

440	Enteral Feeding & Medical Nutritionals	10	Enteral Feeding
		20	Enteral Tube Feeding Formulae
		30	Medical Nutritionals/Supplements

512	Kits, Packs & Trays-Systems	10	Admission KP&T-SYS
		20	Anesthesia KP&T-SYS
		30	Angiographic/Cath Lab KP&T-SYS [91-693]
		50	Baby Care KP&T-SYS [91-933]
		60	Basic Surgical Procedure KP&T-SYS [91-765]
		70	Biopsy KP&T-SYS
		80	Burn KP&T-SYS [91-934]
		90	Cardio/Vascular Catheter KP&T-SYS [91-706]
		100	Cardiology/Vascular Procedure KP&T-SYS [91-709]
		110	Circumcision KP&T System [91-916]
		120	Cystoscopy KP&T-SYS [91-712]
		130	Dental/Oral KP&T-SYS [93-109]
		140	Dressing Change KP&T-SYS
		150	ENT Procedure KP&T-SYS [91-718]
		170	Gastric Analysis KP&T-SYS [91-722]
		180	Gastrointestinal Procedure KP&T-SYS [91-723]
		200	Hernia KP&T-SYS [91-724]
		210	IV Start KP&T-SYS [91-730]
		220	Laparoscopic Endoscopy KP&T-SYS [91-736]
		230	Laparoscopy KP&T-SYS [91-734]
		240	Laparotomy KP&T-SYS [91-738]
		250	Lithotomy KP&T-SYS [91-740]
		260	Maternity KP&T-SYS [91-743]
		270	Medicine KP&T-SYS [91-745]
		280	Neurological KP&T-SYS [91-747]

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Major Class	Major Class Description	Sub Class	Interim Description
512	Kits, Packs & Trays-Systems	290	Obstetrics/Gynecology KP&T-SYS
		300	Ophthalmic KP&T-SYS [91-757]
		310	Orthopedic KP&T-SYS
		320	Plastic Surgery KP&T-SYS [91-762]
		330	Podiatry KP&T-SYS [91-763]
		340	Prep KP&T-SYS [91-938]
		355	Radiology KP&T-SYS [92-108]
		360	Respiratory KP&T-SYS [91-766]
		370	Suction KP&T-SYS [91-939]
		380	Tracheotomy KP&T-SYS [91-940]
		390	Transplantation KP&T-SYS [91-775]
		400	Trauma KP&T-SYS [91-776]
		410	Urological KP&T-SYS [91-778]
		420	Wound Care KP&T-SYS [91-935]
		430	Other Kits, Packs & Trays-SYS [91-780]

740	Wound Care	10	Alginates: Wound Care [90-697]
		20	Burn Dressings: Wound Care [11-322]
		40	Cleansers: Wound Care [90-699]
		50	Collagen: Wound Care [91-546]
		60	Composites: Wound Care [90-701]
		70	Compression Therapy
		80	Contact Layers: Wound Care [90-700]
		90	Foams: Wound Care [11-323]
		100	Hydrocolloids: Wound Care [90-703]
		110	Hydrogels, Wound Care
		120	Impregnated, Wound Care [90-705]
		125	Irrigation, Wound Care
		130	Pastes/Powders/Beads/Granules, Wound Care [90-706]
		140	Pressure Bandages, Wound Care[10-284]
		150	Silver/Active Dressings: Wound Care [93-038]
		160	Skin Substrates: Wound Care [91-547]
		170	Transparent Film Dressings: Wound Care [17-428]
		180	Other Wound Care

697	Solutions/Nutritional	10	PreMixed Solutions
		20	Other Solutions

*	Any changes to the HPIS Top 20 Categories shall be made only after providing at least 30 days notice of such changes to Authorized Distributor and the Participating Members and no such changes shall result in the HPIS Top 20 Categories constituting a lower percentage of the Novation total buy than the initial HPIS Top 20 Categories listed above constitute.

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Exhibit A

Award Letter

[Will be provided by Novation at the time of Award]

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Exhibit B

Distribution Services

1. Services Available from Authorized Distributor. All services listed in this Exhibit shall be provided to Participating Members for the cost-plus pricing applicable from the Distribution Volume Matrix in Exhibit D. Exhibit D provides a Distribution Volume Matrix, which determines a Participating Member’s Distribution Price for the services provided by its Authorized Distributor. Participating Members may elect to have Distribution Pricing for services billed separately or included in the Price of the product. Authorized Distributor shall offer additional services in accordance with Exhibit D-1. Otherwise, pricing for additional services will be determined in accordance with Exhibit D-1. The “Price” of the product is determined by the definition of Cost as set forth in this Agreement, Exhibit F, adjusted to reflect all credits, discounts, rebates, returns, allowances and other adjustments granted by the Authorized Distributor plus Cost multiplied by the applicable Distribution Service Pricing from Exhibit D. Volume to determine the Distribution Service Pricing will be determined by the actual three-month purchase history of the Participating Member from the Authorized Distributor as identified in Exhibit X. Volume will be recalculated on a semiannual basis and, at the Participating Member’s election, the Distribution Pricing will be adjusted or the Participating Member will receive a credit in an amount equal to the actual Distribution Service Pricing and the billed Distribution Service Pricing for the next six (6) month period. There will be no retroactive credit due Participating Member for the period being reviewed.

2. Other Services Available from Authorized Distributor. The services listed in this Exhibit shall be available from Authorized Distributor at an additional charge to the Participating Member in accordance with Exhibit D-1.

A. JIT Program. Authorized Distributor shall offer Just-in-Time (“JIT”) delivery services upon request. JIT services shall include frequent deliveries in cases or boxes; whatever is Vendor’s standard unit of packaging. Pricing for JIT services are outlined in Exhibit D

B. Stockless/LUM (Lowest Unit of Measure). Authorized Distributor shall offer stockless/LUM services upon request. At a minimum, such services shall include the ability to provide: frequent delivery to meet agreed upon stocking levels, delivery in the lowest unit of measure, pick and pack by area of use and delivery to area of use and put stock away. Stockless/LUM services shall be provided with a fill or kill calculation with an approved substitution list as provided by the Participating Member. Pricing for stockless services are outlined in Exhibit D-1.

C. Emergency Deliveries. Authorized Distributor shall have emergency delivery services available twenty-four (24) hours a day, seven (7) days a week. Authorized Distributor may charge [*] for providing product by emergency deliveries.

*	[This confidential information has been omitted and filed separately with the Commission.]

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D. Bar Coding. Authorized Distributor shall provide Bar Coding labels to Participating Members upon request. Authorized Distributor may charge [*] in providing bar coding labels.

E. Other Services. Exhibit D-1 details certain listed Authorized Distributor services available and the charge structure, if any associated with those services. Authorized Distributor and each Participating Member may negotiate additional services as requested by the Participating Member.

F. Selection and Change of Additional Services. Participating Members shall identify additional services selected in accordance with Exhibit D-1, and Participating Members may change additional services selected in accordance with Exhibit D-1 at any time during the term of the Agreement by notifying Authorized Distributor and Novation.

G. Customized Packing Slips and Invoices. Authorized Distributor shall provide customized packing slips and invoices consistent with Participating Member requirements in accordance with Exhibit D-1.

H. Customized Pallet Design. Authorized Distributor shall assist in pallet design and arrangement and shall deliver goods in accordance with such pallet design upon request of Participating Members as defined in Exhibit D-1.

3. Authorized Distributor Representative. Each Authorized Distributor will provide each Participating Member assigned to them with an Authorized Distributor Representative. Authorized Distributor Representative will be responsible for the following activities at each assigned Participating Member:

A. Visit on at least monthly basis or at the frequency reasonably requested by the Participating Member

B. Address and be empowered to solve the following:

•	Fill Rate Issues

•	Invoice Accuracy

•	Pricing issues

•	Product stocking issues

•	Scheduling issues

•	DSO issues (Accounts Payable / Receivable issues)

•	EOE issues

•	EDI issues

•	Contract / data file accuracy

•	Delivery issues

•	Review of backorder report

•	Review of product return statues

•	Monthly dollar per line ordered average issues

C. Review all sales data

*	[This confidential information has been omitted and filed separately with the Commission.]

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D. Review product usage and “A” Items list

E. Assist with and suggest pre-approved substitute products for “A” Items

F. Assist with customized distribution solutions in accordance with Exhibit D-4

G. Logistical needs of the HCO

H. Product acquisition mix

I. Maximizing the value of the incentives offered under Exhibit D

J. Support HCO’s initiatives for achieving the lowest total delivered cost of product and services

4. Customer Service Representative. Authorized Distributor shall provide a customer service representative during the hours specified in Exhibit B, Section 6. The customer service representative should be familiar with the Participating Member’s account and shall, at a minimum, be able to assist Participating Members with

A. Order placement and status of pending orders

B. Status and resolution of backorders

C. Status of all pertinent account information, including DSO

D. Suggested substitutions for backordered products.

E. Resolution of delivery issues

F. Expediting orders

G. Notification of potential backorders.

H. Participating Members usage of electronic order entry

5. Quarterly Business Review. Once each calendar quarter, Authorized Distributor shall meet with Participating Member to discuss, at a minimum, the following issues:

A. Review prior quarter’s sales by:

(1)	Contract

(2)	NOVAPLUS

(3)	Non-Contract

(4)	MWVBE Contract Sales

(5)	MWVBE Non-contract Sales

(6)	Standardization Program

(7)	HPIS Top Categories

(8)	Low Velocity Manufacturer and SKUs

B. Review prior quarter’s activity for:

(1)	EOE

(2)	EDI: (Exhibit M)

(3)	DSO

(4)	Monthly Line Average Dollar Amount

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C. Review prior quarter’s service levels:

(1)	Fill Rates:

(a)	“A” Items

(b)	Overall Fill Rate

(2)	Invoice Accuracy

(3)	Pricing Errors

(4)	Return Goods

(5)	Product usage and stocking levels for “A” Items

(6)	Delivery issues, i.e. pallet configuration

D. Opportunity for Standardization and Utilization

E. The Client’s Standardization Program Products and Manufacturer Utilization

Authorized Distributor shall notify the Novation Account Manager of a scheduled quarterly business review at least 30-days prior to the review. Authorized Distributor shall maintain a record of when each quarterly business review was conducted at each Participating Member and such record shall be readily available for Novation review upon request.

6. Hours of Operation. Authorized Distributor shall staff the Distribution Center customer service function each business day continuously from at least 8:00 a.m. through 4:30 p.m., local time. In case of an emergency, Participating Members can call the Distribution Center. Authorized Distributor will provide a list of emergency telephone numbers at the Distribution Center for after-hours contact.

7. Information Services Representative. Authorized Distributor shall provide each Participating Member with an Information Services Representative. Such representative shall be able to assist Participating Members with resolution of EDI issues.

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Exhibit C

Participating Members

To be provided by Novation upon bid award.

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Exhibit D

Distribution Volume Matrix

Exhibit D - Distribution Fees

(VHA/UHC/HPPI members selecting Novation as their primary gpo with Owens & Minor as their primary distributor)

Monthly Volume			Weekly Deliveries	Gross Fee for Distribution Services	Line Average Incentive		If HPIS top 10 categories are purchased from O&M	Net Fee for Distribution Services
0		$7,500	1	[*]	[*]	[*]	[*]	[*]
$7,501	-	$25,000	1	[*]	[*]	[*]	[*]	[*]
$25,001	-	$75,000	2	[*]	[*]	[*]	[*]	[*]
$75,001	-	$150,000	2	[*]	[*]	[*]	[*]	[*]
$150,001	-	$250,000	2	[*]	[*]	[*]	[*]	[*]
$250,001	-	$400,000	2	[*]	[*]	[*]	[*]	[*]
$400,001	-	$600,000	3	[*]	[*]	[*]	[*]	[*]
$600,001	-	$800,000	4	[*]	[*]	[*]	[*]	[*]
$800,001	-	$1,100,000	4	[*]	[*]	[*]	[*]	[*]
$1,100,001	-	$1,500,000	4	[*]	[*]	[*]	[*]	[*]
$1,500,001	-	$2,000,000	5	[*]	[*]	[*]	[*]	[*]
above		$2,000,000	5	[*]	[*]	[*]	[*]	[*]

Qualifiers: Base Bulk - Delivery to Dock in Manufacturer’s Case Shipment

Initial Monthly Volume is determined by previous quarter’s actual purchases and reviewed semiannually thereafter

If HCO does not maintain [*] EOE, the HCO will incur a cost of [*] on their base mark-up

EOE is calculated by dividing the lines ordered initially electronically by the total lines ordered and shall be measured each calendar quarter.

Line incentive is calculated by dividing the total monthly dollar volume by the total number of lines ordered for the month, reviewed semiannually

Above pricing shall be used for all acute care facilities and stand-alone ambulatory surgery centers that choose O&M as primary distributor

Above pricing shall be used for traditional med/surg products.

To qualify for the HPIS incentive, the individual facility must buy [*] of the category from O&M.

See Exhibit 1 for the ranking order of the top 10 HPIS categories.

DSO is an add on based on past quarter’s activity and reviewed semiannually thereafter.

*	[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit D-1

Distribution Services Pricing

Additional Distribution Service Pricing Menu and Definitions

(VHA/UHC/HPPI members selecting Novation as their Contracting GPO)

Owens & Minor

Distribution Services	Distribution Service Fee
1) Customized Invoices	[*]

2) Customized Packing Slip	[*]

3) Combined Packing Slip and Invoice	[*]

4) Custom Pallet Architecture – Basic	[*]

5) Custom Pallet Architecture – Expanded	[*]

6) Add Delivery	$0-250,000 [*] $250,000 - $500,000 [*] Over $500,000 [*]

7) Bulk Picked By Department Delivered to Dock	(1) 1-3 [*] (2) 4-10 [*] (3) 11-15 [*] (4) Over 16 [*]

8) Bulk Break to Manufacturer Next Packing Unit (if not usually broken down)	[*]

9) LUM Picked by Department Delivered to Dock*	[*]

10) LUM Picked by Department Delivered to Department*	[*]

11) LUM Picked by Department Put Stock Away*	[*]

12) Affix Patient Label	[*]

13) Bar Codes	[*]

14) Miscellaneous a. Emergency Deliveries b. Other Miscellaneous Charges—deliveries over 250 miles Activity-Based Pricing (CostTrack)	[*] Available to facilities interested in activity-based management (ABM)

All Distribution Service Fees are additive to the effected activity.

*	Distribution Service Fees # 9, 10 & 11 are compounded (additive).

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Definition of all Distribution Services on Exhibit D-1 is with this Schedule.

*	[This confidential information has been omitted and filed separately with the Commission.]

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SERVICE DEFINITIONS

1. Centralized Billing:

A health-care system is considered to have centralized billing if all material products and services fees associated with each entity (i.e., HCO) of the system are applied to one “bill-to” number and all invoice activity conducted by the supporting Authorized Distributor is forwarded to one central accounting address location. Additionally, payments are forwarded to the Authorized Distributor in a manner that may reflect individual sub “bill-to” (HCO) purchase activity, but can be processed against the one system wide “bill-to” number.

2. Centralized Ordering:

A health-care system is considered to have centralized ordering if all product activity for each member HCO in the system is ultimately consolidated through, as is often the case, one information system collection point. This action occurs before any individual facility purchase activity is forwarded to the Authorized Distributor in the form of a purchase order. Although ordering activity at the individual HCOs may take place on various MIS systems, all purchase activity is funneled into one primary system prior to being released to the Authorized Distributor.

3. Centralized Delivery Point:

A Participating Member is deemed to have one centralized delivery point if all products on any given delivery are dropped off at one physical location.

4. Customized Invoice:

An invoice is considered to be customized by the Authorized Distributor when the creation of the invoice requires the Authorized Distributor to perform actions other than what is considered standard operating procedure (SOP) in the generation, delivery and/or processing of the original invoice. An invoice is also considered to be customized when any additional documentation that is not part of the Authorized Distributor’s SOP requirement must be created to accompany the invoice for delivery to the HCO or health-care system. Traditionally, one standard purchase order received from the customer will automatically create one standard invoice. Additionally, any customization required may necessitate an information system change/enhancement on the part of the Authorized Distributor. Any changes to Authorized Distributor’s SOP during the term of this Agreement must be approved by Novation.

5. Customized Packing Slip:

A packing slip is considered to be customized by the Authorized Distributor when the creation of the packing slip requires the Authorized Distributor to perform actions other than what is considered standard operating procedure (SOP) in the generation and/or delivery of the packing slip created from an original purchase order. A packing slip is also considered to be customized when any additional documentation that is not part of the Authorized Distributor’s SOP requirement must be created to accompany the packing slip for delivery to the HCO or health-care system. Traditionally, one standard purchase order received from the customer will automatically create one standard packing slip. Any changes to Authorized Distributor’s SOP during the term of this Agreement must be approved by Novation.

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6. Customized Packing Slip and Invoice:

Combination of 4 and 5 above.

7. Extra Deliveries:

Participating Members’ deliveries are included in their base cost-plus price based on Exhibit D. All additional deliveries are added to the base cost-plus price and priced according to the Service Fee Menu.

8. Bulk Picked by Department, Delivered to Dock:

Participating Members segment their orders by their departments, but the product remains in the original manufacturer’s case pack or normal Authorized Distributor shipping quantity and is delivered to the organization’s dock.

9. LUM Picked by Department, Delivered to Dock:

Same as bulk definition, but the product is broken into lowest unit of measure from the manufacturer’s original case pack.

10. LUM Picked by Department, Delivered to Department:

Same as 9), but the Participating Member’s Authorized Distributor delivers the LUM product directly to the VHA OR UHC organization’s department area.

11. LUM Picked by Department, Put Stock Away:

Same as 8), but the Participating Member’s Authorized Distributor delivers the LUM product directly to the Participating Members’ department area and actually puts the product away.

12. Affix Patient Charge Labels:

Covers the cost of the label and the labor to affix the patient charge label to the product.

13. Bar-Coded Shelf Labels:

Authorized Distributor creates the bar-coded shelf label and provides them to the Participating Member for use in central stores, warehouses and departments.

14. Emergency Delivery:

Any delivery after normal business hours, or a delivery that requires special attention such as use of a courier service, etc.

15. Line Incentive:

Monthly dollar average of lines ordered. Participating Member will be eligible for incentive if for the previous quarter the lines ordered average the amount indicated on Exhibit D.

16. Custom Pallet Architecture-Basic:

•	Items separated on pallet by purchase order

•	items arranged in purchase order input sequence

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17. Custom Pallet Architecture-Expanded:

•	items palletized in reverse storeroom location

•	separate pallet for non-stock items

•	separate pallet for stock items

•	pallet clearly marked with description and internal routing information

The following services are provided free of charge and are not included in custom pallet architecture:

•	box/case labels facing out on pallet

•	shrink-wrapped pallets

•	pallets arranged to meet health-care organization weight and/or dimension requirements

18. JIT (Just In Time) Inventory Program

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Exhibit D-2

Non-Acute Distribution Services Pricing

Price Matrix-Owens & Minor

Physician Participants

	Monthly Volume	Monthly Volume	Monthly Volume
	$0 - $2,000	$2,001- $8,000	$8,000+
Cost Plus	[*]	[*]	[*]

NOTES:

•	Matrix applies to owned/controlled non-acute facilities credentialed into VHA, UHC and HPPI membership.

•	To avoid two costs in the Health Care Organization information system, the difference in cost-plus between an acute care slot and non-acute slot can be applied as a service charge to all non-acute.

•	Delivery one shipment per week.

•	Above pricing shall be used for traditional med/surg products.

Home Care - Long-Term Care

	Monthly Volume	Monthly Volume	Monthly Volume	Monthly Volume
	$0-9,999	$10,000-24,999	$25,000-39,999	$40,000+
Cost Plus	[*]	[*]	[*]	[*]

NOTES:

•	Monthly purchase volumes will be combined for all sites utilizing a central ordering, billing, selling and shipping point.

•	Two deliveries per week.

•	Matrix applies to owned/controlled non-acute facilities credentialed into VHA, UHC or HPPI memberships (Other Health Care Provider).

•	To avoid two costs in the HCO information system, the difference in cost-plus between an acute care slot and care continuum slot can be applied as a service charge to all care continuum sales.

•	Above pricing shall be used for traditional med/surg products.

*	[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit D-3

Definition and Pricing of Systems & Networks

Participating Members shall be deemed to be part of a system or network if they meet either of the following criteria:

1.	Are listed in VHA or UHC membership as part of a system or network under one “parent” member AND are owned, managed, controlled, or leased by “parent” member

2.	Have joined together with other Participating Members in local or regional effort to reduce supply chain costs through standardization. Examples of this might include consolidated logistics centers, local integrated delivery systems (LIDS) or “Pods”. Eligibility under this criterion will be determined by Novation.

Pricing for systems / networks will be determined as below:

A.	The following system and network price scenario is for acute-care-only systems and networks. Systems cannot add their other health-care provider sites= volume into the pricing equation.

1.	If Participating Members form a system / network, and the Participating Members provide one centralized ordering process and one centralized billing process, the Participating Members may combine their dollar volume and be slotted according to its actual combined volume.

Pricing will be determined by using Exhibit D, Distribution Fees Matrix. Additional services will be applied according to Exhibit D-1, Additional Distribution Service Fee Menu and Definitions.

2.	If Participating Members form a system / network and do not meet the above criteria, the Participating Members’ distribution fees shall be determined by the dollar volume of the largest Participating Member (defined as single ship-to) of the system / network.

Pricing will be determined by using Exhibit D, Distribution Fees Matrix. Additional services will be applied according to Exhibit D-1, Additional Distribution Service Fee Menu and Definitions. In cases where the fees for additional service are volume dependant, the fee will be determined using the individual facility’s volume.

3.	The number of deliveries for each Participating Member of a system / network shall be determined according to the individual volume of the Participating Member. The number of deliveries will be determined using Exhibit D, Distribution Fees Matrix.

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B.	The following are definitions of the criteria necessary for accessing integrated delivery system pricing for acute and non-acute sites.

1.	If Participating Members form a system/network, utilize one Authorized Distributor for the entire system/network and provide one centralized ordering process and one centralized billing process, the Participating Members may combine their dollar volume (acute and non-acute) and be slotted according to its actual combined volume.

Pricing will be determined by using Exhibit D, Distribution Fees Matrix. Additional services for all sites of care will be applied according to Exhibit D-1, Additional Distribution Service Fee Menu and Definitions. In cases where the fees for additional service are volume dependant, the fee will be determined using the individual facility’s volume.

2.	If Participating Members form a system / network and do not meet the above criteria, the Participating Members’ distribution fees for each class of trade shall be determined by the dollar volume of the largest Participating Member of the system / network in each class of trade. Participating Members must use one Authorized Distributor for entire system/network, or one Authorized Distributor for all acute care sites and one Authorized Distributor for non-acute care sites, to utilize this pricing option.

Pricing will be determined by using Exhibit D, Distribution Fees Matrix. Additional services for all sites of care will be applied according to Exhibit D-1, Additional Distribution Service Fee Menu and Definitions, with the exception of deliveries to the non-acute sites of care, where the actual cost of delivery will be applied.

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Exhibit D-4

Payment Terms

(No Exceptions)

Each Participating Member shall select from the following payment options and all credits or additions shall be included in the Total Distribution Service Fee. Authorized Distributor accepts the prepayment terms and credits as outlined. Authorized Distributor shall accept and offer credit for twice per month payments as outlined.

15-day prepay:	[*] credit

30-day prepay:	[*] credit

Standard terms:	[*] purchases due [*] of same month

[*] purchases due [*] of following month

Net 30 days:	Add [*]

Net 45 days:	Add [*]

Net 60 days:	Add [*]

Over 60 days:	Add additional [*] for each 15 days beyond 60 days

Prepayment Calculation

Prepayment under the Novation Medical-Surgical authorized distribution program provides the member an incentive to lower their distribution cost by prepaying the expense on their monthly purchases. The prepayment balance that must be kept on deposit at the distributor must not fall below the dollar amount of the average cycle (bi-weekly, monthly, etc.) of purchases for the period that the member wants to prepay. For a 15-day prepay, the member must keep funds in a prepayment status equal to 15 days of business.

For example, if a member’s average monthly purchases equal $100,000 per month, then the average 15 day prepay is calculated as:

$100,000/30 = $3,333.33 X 15 days = $49,999.95

*	[This confidential information has been omitted and filed separately with the Commission.]

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All invoice terms run from the date of invoice. Credit for prepay shall be no more than the percent of the amount on deposit with Authorized Distributor, not the percent of the total monthly/quarterly purchases. This means that the amount on prepay must keep current with their monthly purchase volume. If the Member was doing $100,000 a month when they first put a deposit for prepay and now they are doing $150,000 a month, the prepay deposit must be increased to:

$150,000/30 = $5,000 X 15 days = $75,000

Taxes, where applicable, will be added to the invoice price of products.

No Participating Member can be put on credit hold by their Authorized Distributor without the Authorized Distributor notifying the Participating Member and Novation in writing fifteen (15) days prior to credit hold. Novation and the Authorized Distributor will work collectively to remedy the issue with the Participating Member prior to loss of credit privileges. If credit privileges are rescinded to the Participating Member, then the Participating Member is entitled to continue to purchase their products and services from the Authorized Distributor on a C.O.D. basis; provided payments are being made to reduce any past due balances.

The Days Sales Outstanding (DSO) for a Participating Member is equal to the receivable balance of the Participating Member divided by the Average Daily Sales of the Participating Member:

DSO = Receivables / Average Daily Sales

Average Daily Sales (ADS) of a Participating Member is calculated as the Quarterly Sales of the Participating Member divided by 90 days.

ADS = Quarterly Sales / 90

Therefore, DSO is calculated as

DSO = Receivables / (Quarterly Sales / 90)

DSO is reviewed quarterly, and all adjustments to the Base Distribution Service Fee will be made only on a periodic or semiannual basis. The DSO will be reviewed each quarter and the Participating Member and Novation will be advised if out of compliance. If out of compliance, the Participating Member will have the following quarter to become compliant or the Base Distribution Service Fee will be adjusted for the slower payments. The DSO calculation will exclude any disputed portions of invoices noted by the Participating Member as a discrepancy. No Participating Members will be charged a higher cost-plus for DSO due to invoices that are in dispute (provided that undisputed portions of the invoices are paid within terms). All invoice disputes need to be reported by Participating Member to the Authorized Distributor within thirty (30) business days of receipt of the invoice. Disputed items of which Participating Member notified Authorized Distributor are in dispute are not subject to late fees or penalties during the resolution of the dispute (provided that undisputed portions of the invoices are paid within terms). At resolution of dispute, late fees or penalties applicable may be applied if Participating Member was not justified in disputing item(s) on invoice.

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A service charge may be added by the Authorized Distributor to the Participating Member’s monthly outstanding balance of the lesser of 1.5% (18% annually) or the maximum legally allowable rate by local law, on all invoices not paid within the agreed-upon payment terms.

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Exhibit D-5

Non-Traditional Products

Authorized Distributor may choose to distribute the following non-traditional products or products of non-traditional vendors to members, which list may be expanded or contracted upon mutual agreement upon 30 days notice.

A handling charge of no more than [*] may be added to acquisition cost.

Housekeeping Supplies

Can liners (Novation contracted supplier exempt)

Bleach

Detergents

Cleaners

Disinfectants

Gloves

Cleansers

Towels

Mops

Brooms

Soaps

Brushes

Sanitizers

Degreasers

Safety eye wear

Buffer pads

Waste receptacles

Floor stripper

Carts: laundry

Carts: linen

Carts: platform

Paper Products

Bags

Napkins

Plates

Cups

Towels

Toilet Paper

Food Service

Mugs

Carafes

H2O

Knifes & forks

Film wraps

Containers & lids

Foam cups

Coffee & tea

Cocoa

Juice

Soft drinks

Office Supplies

Labels

Forms

Envelopes

Copy paper

Booklets

Miscellaneous

Tampons

Pacifiers

TV speaker pillows

Room humidifiers

Denture cleaner

Lint pick-up rollers

Car seats

Baby diaper change stations

Instant print films

Products of Vendors Listed on Attached Exhibit D-5A (other than Novation medical/surgical Contracted Products of these vendors}

*[This confidential information has been omitted and filed separately with the Commission.]

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Supp No.	Supplier Name
0060	ACORN PAPER & SUPPLY CO., INC.
0201	AMT DataSou
0321	AMERIPRINT
0338	AMES COLOR FILES
0453	NESTLE WATER NORTH AMERICA INC (BR
0585	BEECHLER-WATERS COMMERCIAL PRINTER
0693	BEAUMONT PRODUCTS INC
0759	BETRAS PLASTICS INC.
0908	BRAWNER PAPER CO.
0988	BRIGGS CORP
0993	BRISSMAN-KENNEDY
1008	DOUG BROWN & ASSOCIATES
1071	BUNZL, INC.
1158	CALTECH INDUSTRIES, INC.
1292	GRACO CHILDREN S PRODUCTS
1474	COCA COLA BOTTLING COMPANY
1506	COLONIAL BAG
1507	COLONIAL PAPER COMPANY INC
1566	COMMUNITY CLEAN
1634	HP PRODUCTS/CONTINENTAL PAPER & SU
1690	DOREL JUVENILE GROUP INC (COSCO)
1772	CYMBION LLC
1818	DART CONTAINER CORP
1823	CORPORATE EXPRESS
1828	CORPORATE EXPRESS IMAGING & COMPUT
1937	DIAMOND PAPER CO LTD
1938	Dial
1959	XPEDX
2033	HYGEIA PAPER CO DC 37 ONLY HUP
2104	EASTERN BAG (DC71 ONLY)
2117	Highland Computer Forms
2125	ECOLAB PROFESSIONAL PRODUCTS JANIT
2281	FLEXSOL PACKAGING CORP.
2307	EVENFLO COMPANY, INC.
2328	EXPRESS PHYSICIANS (BR 37 ONLY)
2519	FRESH BREW GROUP USA LLC
2535	FT. JAMES CORP./GEORGIA PACIFIC
2708	GERBER PRODUCTS CO.
3080	EVERCARE COMPANY (HELMAC)
3129	HILLYARD FLOOR CARE SUPPLY
3338	KELLY DAWN SYSTEMS, INC.
3359	XPEDX
3475	JONES & COMPANY
3476	JOHNSON DIVERSEY RESTRICTED TO HPG
3642	Kimberly Clark Professional
3706	KOALA KARE PRODUCTS
3726	U.S. FOOD SERVICE
3727	U.S. FOOD SERVICE
3728	Krames/Staywell

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3849	LAGASSE INC
3955	JANPAK/LIND PAPER COMPANY DALLAS
4088	PREMIUM WATERS INC
4152	MARCAL PAPER
4506	MINNESOTA MINING 3M COMMERCIAL
4705	NEW ENGLAND COFFEE COMPANY
4721	NOGG CHEMICAL
4721	Nog Chemical
4854	OSCEOLA SUPPLY (DC30 & 59 ONLY)
4908	Fortune Illinois
4913	PAPER CORP
5098	PIEDMONT GRAPHICS, INC.
5127	PLAYTEX PRODUCTS INC
5155	POLAROID CORPORATION
5201	R & B PRODUCTS INC
5237	Pritchett & Hull
5248	TIME MED LABELING
5358	REILY FOODS COMPANY INC.
5563	RUBBERMAID COMMERCIAL
5605	SAN DIEGO FORMS
5614	SASSY INC.
5732	A.D.SCHINNER CO.
5830	SIGMA INTERNATIONAL
5901	Service Paper Company
5921	SOLO CUP COMPANY
5931	Southland Envelope
5943	SOUTH TEXAS FORMS & DIST BR49 ONLY
5948	SOUTHWEST DATACOM SYSTEMS INC.
6004	STANDARD REGISTER
6102	SULTAN MEDICAL
6126	TYCO / SUNBELT MANUFACTURING INC
6130	SUNBEAM HOUSEHOLD PRODUCTS
6173	NOBEL/SYSCO
6204	HALLSMITH-SYSCO FOOD SERVICES 71O
6218	TAB PRODUCTS CO (DC 52 & 65 ONLY)
6298	STRAUB CORP (DC 77 ONLY)
6468	UNISOURCE
6482	STANDARD REGISTER
6488	UNISOURCE
6490	UNISOURCE
6515	VIKING ELECTRIC SUPPLY
6757	WAXIE SANITARY SUPPLY
6839	WEXFORD LABS,INC.
6843	WHIRLEY INDUSTRIES, INC.
6892	ENTERPRISE GROUP
6950	X-O CORPORATION
6965	WY EAST MEDICAL CORPORATION
6995	XPEDX

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Exhibit E

All Contract Products to be provided by Novation upon bid award. This will include all NOVAPLUS Products, all Novation Standardization Program Products and all other products covered by Novation agreements.

Partnership Portfolio

Distributor must ensure that all partnership portfolio product pricing will remain firm for 3 years. (Distributor will need to work with their manufacturers of choice to make this happen). Partnership portfolio products are listed on the attached Exhibit E-1.

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Exhibit F

“Definition of “Cost”

(No Exceptions)

1. Cost is applied as the net distributor cost of any product without subtraction for cash discounts allowed by Vendors for prompt payment or other fees and incentives and prior to the addition of any distribution service fees, Authorized Distributor’s out-of-pocket expense in obtaining the product, including actual inbound freight charges not paid or credited by manufacturer and actually paid by Authorized Distributor not reflected on invoices from manufacturers, distributors or others

2. The Definition of “Cost” in reference to:

A. Novation Contract Products: the net distributor cost is the amount provided in the applicable Purchasing Agreement as the price to be billed to the Participating Members.

B. Non-Contract Products under a Purchasing Agreement: the net distributor cost is the amount provided in the applicable Purchasing Agreement as the price to be billed to the Participating Members.

(1)	All Other GPO applicable Purchasing Agreements

(2)	Locally Negotiated Purchasing Agreement between Participating Member and Manufacturer

(3)	Locally Negotiated Purchasing Agreement between Participating Member and Distributor

C. Other Non-contract Products: the net distributor cost is the true acquisition cost or actual transfer cost to the Authorized Distributor to purchase products that are distributed to the Participating Members which are not covered by any of the above definitions.

3. In the event a Vendor determines to decrease or eliminate a discount, fee or incentive offered to Authorized Distributor or to assess an additional fee or surcharge (each a “Terms Change”). Authorized Distributor will notify Novation and the parties will work together in an attempt to dissuade the applicable Vendor from implementing such Terms Change. However in the event Authorized Distributor and Novation are unsuccessful in these efforts and the applicable Vendor implements the Terms Change; Authorized Distributor, upon mutual agreement with Novation on how any adjustment would be handled, may adjust such Vendor’s Cost to offset the Terms Change. Any Cost adjustment made prior to the date of this Agreement based on previous Vendor Terms Changes shall continue in effect.

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4. For all Vertically Integrated Distributor/Supplier (“VIDS”), the following language will apply.

Notwithstanding the above, for VIDS (Vertically Integrated Distributor/Supplier) manufactured products, private label products, supplier marketing programs (i.e., BVP/Focus products, other preferred supplier programs) and products for which VIDS has exclusive distribution rights, other than Contracted Products. Cost is equal to the quotient of the price quoted by VIDS to the Members divided by (1+ the Designated Member’s current Matrix slotting).

VIDS and Novation agree that the following VIDS self-manufactured products may be available for purchase by any AD upon the request of any Member for distribution through such AD, providing the AD meets the standard terms and conditions that VIDS has in place for the distribution of VIDS self-manufactured products.

(List all contracts Novation currently has with specific VIDS).

The terms under which the ADs must purchase these products will commensurate with pricing, payment terms, shipping, returns, rebates and order entry terms standard in the industry for such transactions.

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Exhibit G

Distribution Centers

The following information will be required for each active distribution center and any changes to existing distribution center listing in an electronic format. This information should also be provided on each schedule 1 & 2 submitted for processing.

Distribution Center (DC)

DC identification code

DC Address

DC City

DC State

DC Zip

The following information should be provided quarterly for each Distribution Center.

VHA/UHC Member’s MID #

VHA/UHC Member’s LIC#

VHA/UHC Member’s Address

VHA/UHC Member’s City

VHA/UHC Member’s State

VHA/UHC Member’s Zip

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Exhibit H

Product Stocking

Authorized Distributor shall have the following stocking responsibilities with respect to Contract Products, NOVAPLUS® Products and Non-contract Products:

Authorized Distributor will maintain sufficient stock of Contract Products, NOVAPLUS® Products and Non-contract Products to support Participating Members at the service level set forth in this Agreement.

Authorized Distributor stocking requirements are as follows:

1. Authorized Distributor must stock locally all Contract Products and NOVAPLUS® Products.

2. Authorized Distributor must stock locally all “A” items (“A” items are products that are ordered at least two (2) times per month by a Participating Member and have sales per annum of at least $1,000 per Participating Member.)

3. If Participating Member chooses not to have product stocked locally and product is not stocked locally by Authorized Distributor, the Participating Member can either access these products directly from the manufacturer through the Authorized Distributor and pay all additional charges (i.e., in-bound transportation, drop shipping, etc.) or have Authorized Distributor ship from another location and Participating Member will pay transportation charges.

4. Upon request of a Participating Member to add items to stock, Authorized Distributor will add traditional medical/surgical items to stock from any vendor which meets industry standards of good manufacturing practices as well as Authorized Distributor’s minimum legal requirements and has credit worthiness comparable to other vendors with which the Authorized Distributor does business, where the Participating Member’s usage meets the demand levels described in Exhibit H Section 2. Within thirty (30) days, or industry standard lead-time, of receipt of usage data, Authorized Distributor will have the items in stock and advise the requesting Participating Member that the items are available at the Distribution Center. Authorized Distributor may refuse to stock a Non-contract Product.

5. Authorized Distributor will not remove from stock at the Distribution Center any product being purchased by a Participating Member unless Authorized Distributor no longer distributes the product. Authorized Distributor will review its stock on an appropriate basis to identify those products that have generated sales of less than two (2) transactions per month. Authorized Distributor will contact any Participating Member who was purchasing these products within the last ninety (90) calendar days to ascertain continuing need. If no need is expressed, Authorized Distributor will give written notice to applicable Participating Members of Authorized Distributor’s intent to remove the items from stock. If a Participating Member provides Authorized Distributor, within ten (10) business days after such notice, with the Participating Member usage estimates at least two (2) transactions per month, Authorized Distributor will maintain the items in stock. If Authorized Distributor does not receive usage data, Authorized Distributor may discontinue the items.

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6. From time to time, Novation may advise Authorized Distributor that specified Contract Products are to be stocked by Authorized Distributor exclusively for Participating Members. Authorized Distributor shall use its best efforts to restrict delivery of such specified Contract Products to Participating Members, provided Authorized Distributor shall be free to enter into agreements with any Vendor for distribution of any products, including products which may be Contract Products under this Agreement. The Participating Members shall be obligated to purchase from Authorized Distributor any custom, specialty or exclusive items that Authorized Distributor procures or otherwise allocates for such Members and which are not purchased within 90 days of such procurement or allocation.

7. If a Vendor advises Authorized Distributor that specific Contract Products or Non-contract Products will be available in reduced quantities or will be allocated, and that, therefore, Authorized Distributor may not be able to honor all requests for such products, Authorized Distributor will allocate, based on past purchasing history of the Participating Members, a portion of such products to Participating Members and shall advise Novation and the Participating Members of the quantity of products so allocated. Authorized Distributor agrees that Participating Members shall receive [*] in the event of limited product availability.

8. Stocking of NOVAPLUS® Products: Authorized Distributor agrees to stock such amount of NOVAPLUS® Products as Authorized Distributor reasonably determines is necessary to satisfy the usage requirements of the Participating Members. All NOVAPLUS® Products that have a minimum of two (2) transactions per month will be identified in Authorized Distributor inventory as such and be subject to appropriate inventory by Authorized Distributor. Authorized Distributor will use its best efforts to market and promote NOVAPLUS® Products when such Products meet the needs of a Participating Member.

9. In the event that a distributor is unable to conduct business with a Novation contracted supplier, distributor will notify Novation immediately and use commercially reasonable efforts to resolve all issues within thirty (30) days.

*	[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit I

Physical Inventory

Authorized Distributor will give Novation and the Participating Members not less than forty-five (45) days prior written notice of Authorized Distributor’s intent to perform a physical inventory at the Distribution Center. Authorized Distributor will accept saleable returns up to ten (10) days prior to such inventory and, thereafter, Authorized Distributor will continue to authorize returns, except such returns will be held at the Participating Member until the first business day after completion of the physical inventory.

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Exhibit J

Invoices

1. Participating Members may select from the four options listed below for the invoice format in presenting Distribution Volume Matrix from Exhibit D and Additional Distribution Services Pricing from Exhibit D-1, if any.

A. Option 1 – Distribution Volume Matrix Pricing from Exhibit D and additional services selected from Exhibit D-1 by the Participating Member, if any, shall be added to Product Cost and billed as a total Product Price.

B. Option 2 – Distribution Volume Matrix Pricing from Exhibit D shall be added to Product Cost and billed as a total Product Price, and any additional service selected from Exhibit D-1 shall be billed as a separate line item, or on a separate monthly invoice, at Participating Member’s option.

C. Option 3 – Distribution Volume Matrix Pricing from Exhibit D and the charges for additional services selected from Exhibit D-1, if any, shall each be billed as a separate line item, provided that Authorized Distributor and the Participating Member are able to resolve any sales tax or similar tax issues prescribed by this invoice option.

D. Option 4 – Distribution Volume Matrix Pricing from Exhibit D and the charges for additional services selected from Exhibit D-1, if any, shall be billed as a separate line item, or on a separate monthly invoice, provided that Authorized Distributor and the Participating Member are able to resolve any sales tax or similar tax issues prescribed by this invoice option.

Participating Member is obligated to use for at least one (1) year the invoice option selected in accordance with Schedule 2. To initiate an invoice format change, Participating Member must submit a revised Schedule 2, Participating Member Distribution Pricing Calculation Form to Novation Distribution Services and Authorized Distributor.

2. Invoice Reconciliation: Authorized Distributor is required to provide all documentation necessary to resolve disputed invoices to Participating Member within 30 days of notification by Participating Member that an invoice is in dispute.

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Exhibit K

Product Delivery

Each Participating Member will be entitled to the appropriate number of deliveries as determined by the Base Distribution Service Fee Matrix and excluding the following holidays: New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas. Holiday exclusions shall be locally negotiated with just-in-time (JIT) hospitals. Each Participating Member may elect to receive fewer than the number of deliveries available for their volume or buy additional deliveries at their option. The cost of additional deliveries is determined in accordance with Exhibit D-1. In addition, deliveries of greater than 250 miles (one-way), will be charged an additional fee equal to actual freight incurred. Authorized Distributor may provide additional deliveries to Participating Members at no additional cost if doing so would result in increased efficiency or lower costs for the Authorized Distributor and Participating Member agrees to accept said additional deliveries. “Delivery” is the physical delivery to each location specified by the Participating Member of the products covered by all orders received by Authorized Distributor prior to the standard order cut-off times.

The delivery of back ordered items (including items delivered through Backorder Relay) does not constitute an additional delivery; however, Authorized Distributor shall notify the affected Participating Member as soon as possible after Authorized Distributor can reasonably anticipate that a delivery will be made after the scheduled delivery time (“Delivery Time”). Such notification shall include the anticipated date and time of delivery of the late shipment (“Revised Delivery Time”) and the reason for the delay.

In order to minimize the frequency and length of delays, Authorized Distributor shall establish a secondary delivery system, which shall be used in the event that the primary delivery method is unavailable.

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Exhibit L

Product Fill Rates

Authorized Distributor shall maintain for each Participating Member an unadjusted Fill Rate for all “A” Items of [*]. “A” Items are defined as those items that are stock items and are ordered by the Participating Member at least two (2) times every thirty (30) days. Authorized Distributor shall maintain an unadjusted fill rate for all items ordered (overall fill rate) of [*].

The Fill Rate is determined on an average monthly basis by completed line items filled divided by line items ordered, first truck. The Fill Rate calculation excludes Large Order Quantities (orders greater than [*] of previous three month average unit volume).

Authorized Distributor shall maintain a [*] Fill Rate for all items ordered on a low unit of measure (LUM), just in time (JIT) basis.

Authorized Distributor and each Participating Member will agree within sixty (60) days of implementation of this Agreement to the Participating Member’s “A” Items list. Authorized Distributor shall review the “A” Items list with Participating Member no less than quarterly and shall, at Participating Member’s request, review such list with Participating Member on a monthly basis. Participating Member will approve the first “A” Items list by signing the appropriate documents. Authorized Distributor shall not delete any item from the “A” Items list without prior written consent of Participating Member. Novation will take into consideration a manufacturer’s backorder impact if Authorized Distributor is unable to meet the [*] unadjusted fill rates on “A” Items or [*] unadjusted on all items if manufacturer’s backorder is of such nature that Authorized Distributor under reasonable circumstances cannot meet the fill rate obligation defined in this Exhibit.

*	[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit M

Computer-Based System Requirements

Authorized Distributor shall, at its own expense, make available a software application capable of computer-to-computer on-line transmission (the “Application”) with each Participating Member, Novation Contract Manufacturers and Novation. The Application will use ANSI X12 EDI where possible. Where EDI is not possible, Novation and Authorized Distributor must agree in writing to a proprietary implementation of data transmission. Authorized Distributor shall use the Application for the term of this Agreement. Authorized Distributor represents that it has a computerized Automatic Product Substitution system. The use of Automatic Product Substitutions will be done for individual line item products upon the request of a Participating Member.

Authorized Distributor shall be fully capable of supporting the following electronic data interchange (EDI) transaction sets in ANSI X 12 format:

To/From Manufacturer:

850 Purchase Order	Purchase Order to Supplier

855 PO Acknowledgment	Purchase Order Acknowledgment (w/i 2 hrs)

810 Invoice	Supplier Invoice to Authorized Distributor

844 Rebate	Authorized Distributor Rebate Claim to Supplier

867 Sales Tracing/Rebate	Distributor Sales to End Users for submission of rebate claims and marketing information

832 Price Catalog*	Supplier price catalog to distributor

845 Electronic Contract Notification	Supplier contract notification to distributor

856 Advance Shipment Notification	Supplier notification of shipment contents before delivery to distributor

867/849*/810 Link Net Billing	Distributor is invoiced at best distributor cost less the rebate amount

867/852/855/861(CRP)	Continuous Replenishment Planning (CRP) of distributor inventory

820 Electronic Fund Transfer	Electronic Fund Transfer

*	Owens & Minor will work with Novation to develop the 832 and 849 transaction sets.

To/From the HCO:

850	Purchase Order

855	PO Acknowledgment

810	Invoice

820	Electronic Funds Transfer

832	Price Catalog

856	Advance Shipment Notification

To Novation:

867 Sales Tracing/Rebate	Distribution Sales to End Users for submission of rebate claims and marketing information

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Exhibit N

Confirmation of Orders

Order confirmations must identify items that take exception to the Participating Members’ purchase orders. Exceptions should include, but not be limited to; price discrepancies, unit of measure, backorders or SKU variation and any other deviation from Participating Members’ purchase orders. Such exceptions shall be consistent with the remainder of this Agreement, including, but not limited to, Paragraph 27, Section B.

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Exhibit O

Additional Remedies

1. Change of Authorized Distributors. If, during the term of the Agreement, a Participating Member requests a change of Authorized Distributors, the following steps should be followed:

A. Indicate the reason — service or strategic — for the requested change.

B. Provide the necessary details regarding the request. If the requested change is service-related, indicate in the service area that your current Authorized Distributor may not be performing satisfactorily. If the request is strategic, please provide the details in the space provided.

C. Fax the completed Schedule 4 form to Novation. Novation will review the request. If the request is being made for service reasons, the current Authorized Distributor will have 30 days to address and remedy the situation. After 30 days, the organization has three options:

(1) Agree to the reassignment of the current Authorized Distributor, provided the Authorized Distributor has satisfactorily addressed the service issue.

(2) Give additional time to the current Authorized Distributor to resolve the problem, provided the Authorized Distributor is making significant progress toward a complete remedy.

(3) Finalize the request for a change of Authorized Distributors. If this option is chosen, the Participating Member notifies Novation. The Client’s Account Manager document in writing and lead all activities related to the transition from the incumbent to the new Authorized Distributor.

•	If the request is being made for strategic reasons, Novation will review the details and, after consultation with the current Authorized Distributor, make a decision on the request within 30 days. If it is denied, the Participating Member will remain assigned to its current Authorized Distributor. If the request is approved, your Account Manager will manage the transition process.

•	If the request is finalized, the Participating Member, the current Authorized Distributor and the new Authorized Distributor facilitated by the Client’s Account Manager, will develop a written transition plan and begin the change process.

2. Transition Process:

A. Novation will notify the Participating Member that its request to change Authorized Distributors has been approved.

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B. The Participating Member indicates the new Authorized Distributor it is requesting. The new Authorized Distributor must be selected from the list of distributors authorized to serve that organization’s market area

C. The Participating Member and new Authorized Distributor shall agree on the new level of services and its cost.

D. The Participating Member, current Authorized Distributor, new Authorized Distributor and local Account Manager meet, agree, and document a transition plan that will allow the new Authorized Distributor to build inventory, change its system and plan to implement the changes necessary to serve as the Participating Member’s distributor. The time period should be 45-90 days unless all parties agree to an alternate time period. The plan also should allow the current Authorized Distributor to scale down its inventory allocated for that Participating Member

During the transition process, the current Authorized Distributor will maintain the Participating Member’s current level of services and pricing. The Participating Member also will receive full credit for all purchases from both Authorized Distributors during the transition.

At the conclusion of the transition process, the Participating Member, its current Authorized Distributor, its new Authorized Distributor and Account Manager will meet to close the process. The process should include satisfactory reduction of the current Authorized Distributor’s inventory for the health care organization. The Participating Member is responsible for purchasing all inventory that the current Authorized Distributor specifically ordered for that organization.

3. Loading of Supplier Agreements: The new Authorized Distributor shall load Novation Supplier Agreements as described in Paragraph 4 of the Agreement. Failure to do so will subject Authorized Distributor to the administrative damages outlined in Paragraph 21 and Exhibit W of the Agreement.

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Exhibit O-1

AD Transition Plan Template

Name of Facility:	_______________________________________________________________________________
Facility Address:	_______________________________________________________________________________
Director of Materials Management:	_______________________________________________________________________________
Phone Number:	_______________________________________________________________________________

Present AD:	_______________________________________________________________________________
Branch:	_______________________________________________________________________________
Branch Contact:	_______________________________________________________________________________
Phone Number	_______________________________________________________________________________

New AD:	_______________________________________________________________________________
Branch:	_______________________________________________________________________________
Branch Contact:	_______________________________________________________________________________
Phone Number	_______________________________________________________________________________

Transition Start Date:	_______________________________________________________________________________
Transition End Date:	_______________________________________________________________________________

Transition period should be mutually agreed upon by HCO, current and new Authorized Distributors. This period typically ranges from 45 to 90 days. During this period, Novation authorizes dual distribution and Distribution Services will notify contract manufacturers to provide contract pricing to both Authorized Distributors. At the end of the transition period, only the new Authorized Distributors will be extended contract pricing.

Other Considerations:

Account Manager should work with all three parties to ensure that the existing Authorized Distributors has time to reduce inventory and the new Authorized Distributors has time to bring items into stock for the HCO. Be especially careful of items specific to the HCO (such as custom packs). Make sure the present Authorized Distributors presents a list of products specific to the HCO that must be purchased by the HCO prior to the end of transition. This list should be developed early in the process and should be signed by the HCO, present Authorized Distributors and account manager. Transition plan may include details of when specific product lines are to be transitioned, this detail however, is not necessary to Novation Distribution Services.

Signatures Required:	_______________________________________________________________________________
HCO Director of Materials:	_______________________________________________________________________________
Present Authorized Distributors Representative:	_______________________________________________________________________________
New Authorized Distributors Representative:	_______________________________________________________________________________
Account Manager:	_______________________________________________________________________________
Date:	_______________________________________________________________________________

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Exhibit O-2

Novation Medical-Surgical Distribution

Transition Implementation Process Checklist

***NOTE: For use after Schedules 1, 2 and 4 have been received by Novation Medical-Surgical Distribution (45 days before effective start date)

	Timeline	Name
MEMBER

❑ Notify current distributor of approved change and contact Novation Service Delivery representative for assistance

❑ Attend initial meeting with all parties

❑ With current distributor:

❑ Review list of custom/committed inventory (purchase to depletion)

❑ Review inventory levels to ensure continuation of service during transition period

❑ Review outstanding A/P and ensure a plan is in place to address all issues

❑ With new distributor:

❑ Provide and review list of custom/committed inventory and provide monthly usage on items to be stocked

❑ Provide copies of LOP/LOC and list of local/generic contracts (include Novation Service Delivery)

❑ Discuss operational needs (i.e.: logistics, delivery schedules, tradition, bulk, lowest unit of measure)

❑ Schedule IS conversion “go live” date

❑ Determine, if any, what supplies will be transferred from current to new distributor

❑ Attend final meeting with all parties

CURRENT DISTRIBUTOR

❑ Attend initial meeting with all parties

❑ With Member:

❑ Provide and review list of custom/committed inventory currently stocked (to be purchased to depletion-include supplier, supplier catalog number, unit of issue, quantity on hand)

❑ Establish an “end date” for orders, deliveries, and other services

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❑ Review inventory levels to ensure continuation of service during transition period

❑ Work on outstanding A/R, provide documentation as needed

❑ If needed, provide 12-month usage report by supplier, stock number and unit of measure for member

❑ Attend final meeting with all parties

NEW DISTRIBUTOR

❑ Attend initial meeting with all parties

❑ With Member:

❑ Review list of custom/committed inventory and inventoried usage items to be stocked

❑ Purchase and bring into stock all items to be stocked for member

❑ Get copies of all LOC/LOPs needed to load contract pricing

❑ Secure and load contract pricing

❑ Discuss operational needs (i.e.: logistics, delivery schedules, tradition, bulk, lowest unit of measure)

❑ Schedule IS conversion “go live” date

❑ Establish a “start date” for ordering and delivery

❑ Enlist the help of Novation Medical-Surgical Distribution team as needed

❑ Attend final meeting with all parties

SERVICE DELIVERY

❑ Schedule and/or facilitate initial meeting with all parties: determine transition period (start/stop dates)

❑ Help to facilitate the acquisition of contract pricing to include securing LOP/LOCs. Coordinating with distributors and manufactures as needed

❑ Monitor activities, as needed, during transition period

❑ Communicate all outstanding issues to appropriate parties to include distributors, product managers and member

❑ Schedule and/or facilitate final meeting with all parties

❑ If Service Issue

❑ Complete Schedules 1, 2 and 4. Send to Novation Medical-Surgical Distribution

❑ Member discusses service issues with current distributor. Set time line to correct problems.

❑ At end of 30 days:

• If problem corrected, document.

• Member may choose to extend resolution period.

• If problem not solved, member may select new distributor.

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❑ If member selects new distributor, complete Transition implementation Process checklist

❑ If member selects new distributor, complete Transition Implementation Process Checklist

❑ If Strategic Issue:

❑ Complete Schedules 1, 2 and 4 and send to Novation Medical-Surgical Distribution.

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Exhibit P

Returned Goods Policy

1.	Merchandise will be acceptable for return if it meets all of the following criteria:

A. The merchandise is returned with prior written authorization from Authorized Distributor.

B. The merchandise is in compliance with the manufacturer’s Return Goods Policy.

C. The merchandise was originally sold by Authorized Distributor.

D. The merchandise was not ordered on a “Special Order” or “Custom Product” basis.

E. The merchandise is in its original manufacturer packaging and is re-salable.

F. The merchandise is in at least Authorized Distributor’s minimum unit of sale.

G. If the merchandise is a non-stock item, the manufacturer has provided Authorized Distributor with authorization to return.

H. The merchandise is listed in a current Authorized Distributor or manufacturer price list or price list supplement.

I. If the merchandise is a drug/pharmaceutical, within the limitations of the Prescription Drug Marketing Act and its regulations.

2.	Vendor Product Recalls

A. Authorized Distributor shall follow Vendor policy for returns in the event of a product(s) recall. Authorized Distributor will provide a copy of the Vendor’s policy regarding the recall, if requested.

B. Authorized Distributor will supply, upon request the following:

(1) A current list of Vendor addresses for the purpose of obtaining return goods authorization from the Vendor

(2) The names and telephone numbers of the Vendor representatives able to authorize the return of product

(3) A list of Vendors who levy a restocking charge on returned product(s) and the amount of that charge

3.	Credit for returned merchandise will be issued as follows:

A. Merchandise Delivered in Error or in Soiled or Damaged Condition

Merchandise shipped in error due to Authorized Distributor picking error, over / short shipments and products damaged en route on Authorized Distributor trucks must be inspected and reported to the Authorized Distributor within 3 days in order to receive 100% credit

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B. Other Merchandise (except Drugs/Pharmaceuticals)

Stock and Non-Stock Merchandise

(1) Merchandise returned within 30 days of the invoice date – 100% credit to the customer less a [*] restocking charge (whichever is greater), and any manufacturers’ service, restocking and freight charges incurred. At its sole discretion, Authorized Distributor can waive restocking fees.

(2) Merchandise returned after 30 days but before 90 days of the invoice date – 100% credit to the customer less a [*] restocking charge (whichever is greater), and any manufacturers’ service, restocking and freight charges. At its sole discretion, Authorized Distributor can waive restocking fees.

(3) Merchandise returned after 90 days of the invoice date – 100% credit to the customer less a [*] restocking charge (whichever is greater), and any manufacturers’ service, restocking and freight charges.

C. Drugs/Pharmaceuticals

Drugs/Pharmaceuticals must be returned within 7 days of the invoice date.

*[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit Q

Authorized Distributor Disaster Plan

Authorized Distributor to provide to Novation and Participating Members upon request.

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Exhibit R

Additional Requirements

1. Sale of Non-contract Products. Upon request by a Participating Member, Authorized Distributor may offer to sell and, if any such offer is accepted, to sell Non-contract Products to the Participating Members. Participating Members may offer to buy, and if such offer is accepted, may buy Non-contract Products from Authorized Distributor. In the event such offers, sales or purchases are made, such offers, sales or purchases shall be processed by Authorized Distributor in conformity with the provisions of this Agreement.

2. Backorder Relay. If Authorized Distributor fails to have an “A” Item on hand at a Distribution Center when the “A” Item is available at an Alternate Distribution Center, Authorized Distributor shall, upon request of a Participating Member on agreed upon terms, be able to deliver the “A” Item directly to the ordering Participating Member by way of the Distribution Center or from the Alternate Distribution Center (“Backorder Relay”), whichever is fastest. Contract and Non-contract products to be delivered via Back Order Relay shall be delivered on the next scheduled delivery after the first delivery following initial order placement. Backorder Relay is required only for “A” Items. Authorized Distributor shall use Backorder Relay upon customer request whenever an “A” Item is unavailable at a Distribution Center, regardless of the cause of such unavailability (for example, even if such unavailability is caused by Vendor’s backorder); provided that, unless the item is unavailable due to Authorized Distributor error or if Customer has exceeded [*] of normal monthly usage, it shall be used at customer’s expense. Authorized Distributor will notify Participating Members by automatic order entry print back, customer service, sales representative or other reasonable means of a true backorder at the Distribution Center. Participating Members, at their option, will select a desired means of resolution that may include product substitution, maintaining backorder or order item cancellation. Each Participating Member will also have the option to select a reasonable method of delivery to meet the individual institution’s service requirements. Participating Members shall not be responsible for any delivery charges where such Backorder was due to error of Authorized Distributor.

3. Backorder Notification Process. Authorized Distributor shall notify Participating Members or make information available as soon as it becomes aware that one or more of the Participating Member’s “A” Items is or will be on backorder pursuant to this Agreement or otherwise will be unavailable for shipment to Participating Member.

4. Novation Quarterly Business Review. Authorized Distributor corporate staff shall meet no less frequently than once each calendar quarter with Novation to discuss Authorized Distributor’s performance under this Agreement. This quarterly business review will also be used to establish performance targets and goals and to review progress towards such targets and goals.

*[This confidential information has been omitted and filed separately with the Commission.]

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5. Ongoing Management of Manufacturer Standards of Performance. Authorized Distributor shall provide NOVATION quarterly upon request its standard supplier scorecard on its top 100 suppliers.

6. Ongoing Management of Authorized Distributor Performance Standards. Within 60 days of execution of the Award Letter, each Authorized Distributor will receive annual performance standards measures. At each periodic (quarterly) review and within 60 days of the anniversary date, the Authorized Distributor will be notified of whether they will continue as an awarded supplier.

The standards will be as follows but not limited to:

1)	contract penetration—Novation Contract Sales as a % of Total Sales (improvement goals will be assigned to Authorized Distributors annually

2)	fill rate compliance

3)	compliance to price change notification

4)	compliance to staying on matrix

5)	compliance to informing Novation of pending optional contracting arrangements

6)	general adherence to the terms and conditions of this agreement

Drop Shipments. If a Vendor ships Contract Products or Non contract Products directly to a Participating Member (a “drop shipment”) and the Vendor bills through the Authorized Distributor, such transaction will be subject to the terms of this Agreement. Use of Drop Shipments will be at the discretion of the Participating Member.

Authorized Distributor may pass through to the Participating Member any service charges levied by Vendor on Authorized Distributor for drop shipments. Authorized Distributor will notify Participating Member of any such service charges at time of order. Any drop shipments requested by a Participating Member that are not the result of Authorized Distributor error shall be charged an additional fee of [*].

7. Support of the Client’s Standardization Programs: Authorized Distributor will provide support for the Client’s Standardization Program(s) to include, but not be limited to:

A. Appropriate product stocking

B. Training and education of Authorized Distributor’s sales force

C. Identification of committed program products in the Authorized Distributors product database and on price catalogs to Participating Members

D. Working with Novation and contract manufacturers to maximize the value of these programs to the Participating Members

*[This confidential information has been omitted and filed separately with the Commission.]

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The Client’s Standardization Programs reward members based upon their participation and ensure lower prices, enhanced patronage dividends, and improved operational and staffing efficiencies. The Client’s Standardization Programs are optional for VHA and UHC members and include, but may not be limited to, The Client’s Standardization Program. The Client’s Standardization Program represents $1.6 billion in annual purchases and is an incentive-and- performance-based program with a proven approach to reducing costs. It rewards members that achieve full compliance in designated product categories with best contract pricing, financial incentives and the potential for increased cooperative returns. Most importantly, it is the platform for additional cost reduction through standardization and utilization.

9. Other Reporting Requirements

A. Vendor Reports: Authorized Distributor agrees to deliver all manufacturer tracing and rebate reports for Contract Products no later than ten (10) days after the end of the month in which the sales reported took place. Upon request of a NOVAPLUS® contract manufacturer, Authorized Distributor agrees to provide sales tracings at no charge for all NOVAPLUS products. Such tracings shall be in hardcopy or electronic format at the request of the NOVAPLUS contract manufacturer.

B. Annual Reports: Authorized Distributor will supply to Novation upon request, but at least annually, copies of Authorized Distributor’s annual audited financial reports. Such reports shall include, at a minimum, an income statement, balance sheet, statement of equity, statement of cash flows, all footnotes and such other information as Novation may reasonably request.

C. Authorized Distributor Representation Compensation: Authorized Distributor will supply to Novation upon request, at least annually no later than April 1, a general summary of Authorized Distributor’s sales representation compensation program.

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Exhibit S

Medical-Surgical Authorized Distributor Reporting Guidelines

See attached Novation Information Requirements Guidebook for Medical/Surgical Authorized Distributors, certain terms of which Novation and the Authorized Distributor have mutually agreed upon.

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Exhibit T

Reports to Participating Members

Quarterly Business Review. Once each calendar quarter, Authorized Distributor shall meet with Participating Member to discuss, at a minimum, the reports referenced below.

Authorized Distributor will make reports available in a usable electronic format to each Participating Member by the 15th day of the month following the month’s activities. Members may elect not to receive certain reports and will notify the Authorized Distributor. Examples of such reports are as follows:

•	Velocity report (by volume and vendor) listing dollar amount and unit volume for each and all products purchased

•	Sales of each and all products purchased broken down as follows:

•	Contract

•	NOVAPLUS®

•	Novation Standardization Programs

•	Non-contract

•	EOE %

•	EDI activity for 810 and 832

•	DSO performance

•	Number of deliveries

•	Additional distribution services performed and the fees charged for these services

•	Service level report (by account, total hospital and by vendor). Must specify:

•	“A” item fill rate – unadjusted

•	Overall fill rate – unadjusted

•	Suggested Order Quantity / Economic Order Quantity report

•	Service level report (manufacturer to distributor, by vendor)

•	Contract/Price Change/ /Expiration report (Participating Member specific report on all their contract/pricing/tier/expiration activity for the next thirty (30) days.

•	Summary reports for systems or networks

•	Other reports available or special reports requested by the Participating Members (which may involve additional charges).

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Exhibit U

Fees

Sales Category	Agreed Percentage*
	VHA/UHC	HPPI	Alternate GPO
Contract Product Sales and custom product	[*]	[*]	[*]
Non-Contract Sales, including non-contracted private label and self-manufactured products	[*]	[*]	[*]
Authorized Distributor/Novation Product Portfolio Sales	[*]	[*]	[*]

*	These fees shall not apply where [*] currently exist or are negotiated in the future.

1. For all Contract Products listed under Exhibit E and all custom Products, Authorized Distributor will pay [*] administrative fee on total Novation Contract and custom Product sales.

2. For all Non-Contract Products not included under Exhibit E and non-custom, Authorized Distributor will pay an administrative fee of [*] on total Non-Contract Product and non-custom Product sales.

3. For all Authorized Distribution/Novation Partnership Portfolio Sales (Exhibit E), Authorized Distributor will pay an administrative fee of [*] on these product portfolio sales. As additional Partnership Portfolio products are added to Exhibit E-1, the parties will mutually agree on the fees that will be payable on those additional products.

4. For all non-acute sites of care priced under Exhibit D-2, Authorized Distributor will pay an administrative fee of [*] on total Product sales (in lieu of 1, 2 and 3 above).

5. [*] shall be payable to Novation on Product sales if the Authorized Distributor is required to pay a fee on such sales to another GPO under the terms of Authorized Distributor’s agreement with such other GPO; provided that Authorized Distributor agrees, for VHA and UHC members, to discuss with Novation those situations where Authorized Distributor would be obligated to pay an administrative fee on Novation Contract Product sales to a non-Novation primary GPO and mutually determine [*].

6. Novation represents to Authorized Distributor that the foregoing fees are consistent with and no higher than the lowest fees paid by any other Novation authorized distributor.

*	[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit V

[Will replace with O&M current or revised E-Commerce Agreement]

Novation E-Commerce Agreement

This mailto: Novation E-Commerce Agreement (“Agreement”) is entered into effective                      (“Effective Date”) between                                         , a                      corporation having its principal place of business at                                                   (“Supplier”) and, Novation, LLC, a Delaware limited liability company having its principal place of business at 125 East John Carpenter Freeway, Irving, Texas 75062 (“Novation”). Novation is a contracting agent that develops and delivers supply chain management agreements, programs and services on behalf of VHA Inc. (“VHA”), University HealthSystem Consortium (“UHC”) and their patrons.

Certain Members have chosen to utilize the services of Marketplace@NovationTM through Novation’s relationship with Neoforma, Inc. to transact business associated with this Agreement with Supplier. To assist Novation in helping Members meet those needs, Supplier agrees to participate in Marketplace@Novation and utilize certain Marketplace@Novation services by entering into this Agreement with Novation.

Novation and Supplier therefore agree as follows:

1. DEFINITIONS

1.1 “Affiliate” means a person or entity controlled by or under common control with another person or entity.

1.2 “Content” means any text, graphics, logos, button icons, images, audio clips, video clips, HTML code, java programs and other material displayed at Marketplace@Novation, but excluding Supply Chain Data.

1.3 “Contract Portfolio” means a catalog of Products for which Novation has contracted with Supplier for the benefit of the members of VHA and UHC and the associated healthcare organizations of HPPI. For purposes of clarification, a Product is purchased through a Contract Portfolio if the Product is included in the contract between Novation and Supplier and is sold to a VHA or UHC member, regardless of whether such sale is pursuant to a separate contract between Supplier and the member and except when the Member notifies Novation that the Product has been purchased pursuant to the terms of another GPO’s contract.

1.4 “EDI Standards” means the standard format for Electronic Data Interchange (EDI) generally accepted and used in North America, as may change from time to time.

1.5 “Information” means (i) any and all information and data collected, developed, and/or stored by Marketplace@Novation relating to Members, (ii) any and all information and data relating to use of or transactions at Marketplace@Novation by Members and (iii) any and all Member Transaction Information collected, developed, and/or stored by Marketplace@Novation.

1.6 “Marketplace@Novation” means the e-commerce marketplaces created specifically for and accessible only to the members of VHA and UHC and the associated healthcare organizations of HPPI.

1.7 “Member Transaction Information” means information delivered or received between Supplier and a Member through Marketplace@Novation or Supply Chain Data delivered to Marketplace@Novation.

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1.8 “Members” means at any date those members of VHA and UHC and the associated healthcare organizations of HPPI entitled to use the Marketplace@Novation pursuant to a Marketplace@Novation participation agreement.

1.9 “NeoFormat” means the format in which Product Data is to be sent to Marketplace@Novation.

1.10 “Non-Contract Products” means any Product offered by Supplier other than through a Contract Portfolio. For purposes of clarification, a Product may be offered by Supplier both as a Non-Contract Product and through one or more Contract Portfolios, but will be considered a Non-Contract Product when the Member notifies Novation that the Product has been purchased pursuant to the terms of another group purchasing organization’s contract.

1.11 “Products” means all equipment, products, supplies and services, information and content provided by Supplier and available for purchase, rental or lease by Members at Marketplace@Novation or through the Services.

1.12 “Product Data” means information describing the manufacturer and distributor product numbers, features, functions and pricing of Supplier’s Products, including images, specifications, shipping weight, shipping dimensions, associated products, maintenance and warranty information, equivalent products and other information, to be offered at Marketplace@Novation or through the Services.

1.13 “Services” means those services provided by Novation, which are listed and described below and mutually agreed to be provided to Supplier by Novation and Supplier. Novation shall provide the following services to Supplier at no charge:

Product Catalog and Contract Viewing

Novation shall publish Product Data and Contract Portfolio information to Members in product catalog and contract viewing modules.

A.

Functionality	Criteria

Product Catalog

Product Data shall include the information required to complete a transaction, including but not limited to: Product name, Product description, manufacturer number, UOM, price. Marketplace@Novation must receive this data from Supplier in Neoformat. Supplier may include the following additional content: Hyperlinks, images, broader product descriptions and other rich content

Contract Portfolio Product Data
Contract Viewing Any Novation Supplier Agreement between Supplier and Novation shall be displayed to VHA and UHC members through the Contract Viewing module within the Contract Management Solution	Novation Contract

1.14 “Supply Chain Data” means the following data for any purchase made by a Member from Supplier through any means: Supplier identification, buyer identification, buyer

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account number, GPO (e.g., Novation) contract identifier, invoice number, invoice date, purchase order number, Supplier product number, product description, manufacturer, manufacturer part number, quantity, unit of measure, unit price, taxes, freight, price adjustments, and total cost, in electronic form in accordance with EDI Standards or such other standards as mutually agreed to by the parties.

2. SERVICES

Subject to the terms and conditions of this Agreement and supplier’s prompt response to providing product catalog content, Novation shall use commercially reasonable efforts to make available to Supplier the Services within sixty (60) days of the Effective Date. Supplier shall negotiate in good faith with Neoforma, Inc. for the purchase of additional supply chain solutions, including Neoforma securing data rights from supplier in connection with services offered.

1. OWNERSHIP AND LICENSE

3.1 Novation. Novation owns and will continue to own the compilation or “look and feel” of all Content as it appears on Marketplace@Novation (“Content Compilation”), subject to Section 3.4. Any reproduction, transmission or display of the Content Compilation by any Supplier or any third party is strictly prohibited.

3.2 For the term of this Agreement, Novation grants Supplier permission to access and use the Services in accordance with the terms of this Agreement.

3.3 Supplier. For the term of this Agreement, Supplier grants a non-exclusive license to Novation, with a right to sublicense to Novation’s Affiliates, including Neoforma Inc., to use, copy, modify, display, perform and create derivative works of Supplier’s Product Data solely for the purpose of digitizing, categorizing and formatting such information for placement at Marketplace@Novation and for the purpose of enabling Members to participate in Marketplace@Novation, in accordance with the terms of this Agreement.

3.4 Each party owns and shall retain all right, title to and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology, including, without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or which may be developed and/or used by it in the future (“Marks”). Novation and its Affiliates are authorized to use Supplier’s Marks as necessary to provide the Services under this Agreement. To the extent that Novation modifies Product Data or other Content provided by Supplier pursuant to this Agreement, Supplier hereby acknowledges that Novation will be the copyright owner of the derivative works that it creates pursuant to and subject to the license granted in Section 3.3 (whether in graphical, narrative or any other form), and subject in all respects to Supplier ownership of the underlying information and to the copyright of third parties.

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2. SUPPLIER DATA

4.1 Supplier is solely responsible for all Product Data and any other Content it supplies to Novation for inclusion at Marketplace@Novation, including maintenance of such Product Data and Content. Novation will not be responsible for the accuracy or legality of information provided by Supplier for publication at Marketplace@Novation or through the Services, and Novation may at any time at its sole discretion, remove such information from Marketplace@Novation if Novation reasonably believes that the information may cause liability for it. Product Data must not (a) infringe any third party rights, including, but not limited to intellectual property, publicity or privacy, (b) be defamatory, trade libelous, threatening or harassing nor (c) be obscene, indecent or contain pornography.

4.2 Supplier may make its Product Data available to Novation for listing at Marketplace@Novation provided that Supplier provides the Product Data for all Products in the manner and format set forth in the NeoFormat specifications. Novation may digitize, categorize and format the Product Data and post such Product Data at Marketplace@Novation in accordance with Novation’s standard practices for digitization, categorization and formatting of Product Data.

4.3 The Product Data provided by Supplier shall include the manufacturer and distributor Product numbers, manufacturer, extended units of measure, Product descriptions and the specific terms and conditions of Supplier’s sale of Products to Members, subject to the terms and conditions of any contract between Supplier and a Member or Novation with respect to any Product (“Supplier Terms and Conditions”). Novation does not set, approve, control or endorse the Supplier Terms and Conditions.

4.4 If at any time during the term of this Agreement and any renewals or extensions thereof, distributed sales of Supplier’s Products changes and Supplier now ships direct, either through Marketplace@Novation or through other means, Supplier shall upon request from Novation and within ninety (90) days of such request, provide Novation with its Supply Chain Data on a daily basis or at least as often as provided to Members (in electronic form or otherwise) but in no event less than on a monthly basis. Novation may use Supply Chain Data only in accordance with the Marketplace@Novation Data Confidentiality and Privacy Statement (“Privacy Policy”), a current copy of which shall be provided to Supplier upon request and posted at http://novation.neoforma.com.

4.5 Supplier shall update Product Data from time to time and at least quarterly in accordance with Novation’s then current policies and procedures for accessing and updating Product Data. Supplier shall update Product Data, including pricing information, hospital-specific pricing information for Non-Contract Products, Product identifications, Product numbers, extended units of measure, names and descriptions, and the Supplier Terms and Conditions, as required to ensure that at all times such Product Data is accurate, including removal of any discontinued or recalled Products.

4.6 Novation will not be responsible for the fulfillment of or payments for orders for Products. Supplier acknowledges that a Member makes an offer for a Product through

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Marketplace@Novation when it places an order for such Product. Supplier shall respond to an order for a Product directed to it by a Member through Marketplace@Novation within one (1) business day of placement of such order by either accepting or rejecting such order. Supplier shall have the right, in its sole discretion, to accept or reject any order. Supplier acknowledges that all orders made by Members for Products and accepted by Supplier will be accepted based on prices (if listed) and Product Data (including any posted terms and conditions relating to purchase of such Products) as they appear at Marketplace@Novation at the time of such order. Notwithstanding the foregoing, nothing in this Section 4.6 will affect the Supplier’s rights and obligations vis-à-vis the party placing the order.

4.7 Novation will not be responsible for ensuring that a sale to a Member is authorized and in compliance with laws and that a Member has complied with any licensing or other governmental requirements or for fulfillment, billing or collections to Members. If Supplier sells Products directly through Marketplace@Novation, (i) Supplier shall provide credential and licensure verification, fulfillment, billing and collections to Members who have purchased from Marketplace@Novation; (ii) Supplier shall have the final authority to refuse to ship Products when it believes, in its sole discretion, that the party placing the order does not have the necessary license or other government required permission or authority to receive the Product ordered or that such sale is otherwise not to an authorized Member or not in compliance with applicable laws; (iii) Supplier shall communicate to any such party the reasons for a refusal to ship an ordered Product; and (iv) Supplier shall be responsible for all customer support after the point when an order is made by a Member and transmitted from Novation to Supplier. Notwithstanding the foregoing, nothing in this Section 4.7 will affect the Supplier’s rights and obligations vis-à-vis the party placing the order.

4.8 Novation may use Information to facilitate transactions conducted through Marketplace@Novation, to allow access to and fulfill contractual obligations to Novation and Members, to conduct its business as outlined in the Privacy Policy, and to create and sell aggregated reports on Marketplace@Novation activities, provided that such reports do not contain data that has been combined or compiled in such a way that an individual, either by name or by other designation, can be identified.

5. SYSTEM INTEGRITY

5.1 Supplier and Novation shall use then current industry standard state of the art ant-virus software and procedures to prevent any software routine or any other device including but not limited to any viruses, Trojan horses, worms, time bombs, or cancelbots, from interfering or attempting to interfere with the proper working of Marketplace@Novation.

6. CONFIDENTIALITY

6.1 Except as expressly set forth in the Privacy Policy, Novation and Supplier shall regard and preserve as confidential all information related to the business of each other disclosed pursuant to this Agreement. This confidentiality obligation does not apply to (a) information that is publicly known prior to the disclosure or becomes publicly known through no wrongful act of the receiving party; (b) information that was in lawful possession of the receiving party prior to

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disclosure and was not received as a result of any breach of confidentiality; (c) information that was independently developed by the receiving party outside the scope of this Agreement; (d) information which the receiving party is required to disclose pursuant to a court order or regulatory agency request; or (e) the existence, but not the terms or conditions, of this Agreement. In the event of a request for disclosure pursuant to subsection (d), immediate notice of such request shall be provided by the party receiving the request to the party whose information is subject to the request to provide an opportunity to oppose such request for disclosure. Notwithstanding the foregoing and except as otherwise limited, Novation shall be entitled to share (1) with its Affiliates any and all Information and (2) Information, except pricing Information, regarding the sale of Products distributed but not manufactured by Supplier to Members with the manufacturer of such Product if such manufacturer is a party to a Marketplace@Novation Supplier Agreement.

7. REPRESENTATIONS AND WARRANTIES

7.1 Novation represents and warrants that (i) it has all rights, titles, licenses, permissions and approvals necessary to perform its obligations under this Agreement and to grant to Supplier all licenses and rights granted hereunder, and that such licenses do not and will not infringe or otherwise violate any copyright, trade secret, trademark, patent or other proprietary right of any third party, (ii) that it has and will maintain the capability to provide the Services and to create and host Marketplace@Novation during the term of this Agreement, and (iii) it has complied and shall continue to comply with all applicable legislation, laws, statutes, ordinances, rules and regulations regarding Marketplace@Novation and the Services.

7.2 Supplier represents and warrants that (i) it has full power and authority to sell the Products to be sold by it at Marketplace@Novation and will not offer for sale counterfeit or stolen items, (ii) it is the sole owner or is a valid licensee of all Content provided by or on behalf of Supplier for inclusion at Marketplace@Novation and has secured all necessary licenses, consents and authorizations with respect to use of such Content and all elements thereof to the full extent contemplated herein, (iii) no part of any Content provided by or on behalf of Supplier for inclusion at Marketplace@Novation violates or infringes upon the patent rights, copyrights, trade secrets, trademarks or other proprietary rights of any person or entity or constitutes defamation, invasion of privacy or the violation of the rights of any person or entity, and (iv) it has complied and shall continue to comply with all applicable legislation, laws, statutes, ordinances, rules and regulations regarding the Products and their sale or transfer, and its actions in relation to Marketplace@Novation and the Services.

7.3 EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, NOVATION SUPPLIES MARKETPLACE@NOVATION AND THE SERVICES “AS IS” AND WITHOUT ANY WARRANTY OR CONDITION, EXPRESS OR IMPLIED. NOVATION SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. NOVATION ALSO DOES NOT GUARANTEE CONTINUOUS, UNINTERRUPTED ACCESS TO MARKETPLACE@NOVATION AND THE SERVICES, AND OPERATION OF THE MARKETPLACE@NOVATION MAY BE INTERFERED WITH

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BY NUMEROUS FACTORS OUTSIDE OF NOVATION’S CONTROL. USE OF MARKETPLACE@NOVATION AND SALE OF PRODUCTS TO MEMBERS IS AT SUPPLIER’S RISK. BY USING THE SERVICES AND MARKETPLACE@NOVATION, SUPPLIER REPRESENTS AND WARRANTS THAT IT CAN FORM LEGALLY BINDING CONTRACTS UNDER APPLICABLE LAW. FURTHERMORE, SUPPLIER REPRESENTS AND WARRANTS THAT THE INDIVIDUAL EXECUTING THIS AGREEMENT HAS AUTHORITY TO BIND SUPPLIER AS SELLER AND THAT BY DOING SO IS NOT BREACHING OR IN CONFLICT WITH ANOTHER AGREEMENT OR OBLIGATION.

8. INDEMNIFICATION

8.1 Subject to Section 8.3, Novation shall defend and/or handle at its own expense any third party claims or actions, arising from (i) any actual or alleged infringement of a copyright, trade secret, trademark, patent or other proprietary right of a third party arising out of Supplier’s use of Marketplace@Novation and the Services as permitted under this Agreement, and (ii) any breach by Novation of any of its representations or obligations set forth in this Agreement, and shall indemnify and hold harmless Supplier and its respective officers and directors from and against any loss, liability, cost or expense (including reasonable attorney’s fees) resulting from any such claim or action, and its settlement or compromise.

8.2 Subject to Section 8.3, Supplier shall defend, and/or handle at its own expense, any third-party claims or actions, arising from (i) any breach by Supplier of any of its representations or obligations set forth in this Agreement (ii) any misrepresentation or omission in any Content provided by or on behalf of Supplier in connection with the Services or at Marketplace@Novation, (iii) any claims brought by a third party, having a basis in contract or tort, in law or in equity, relating to any Products listed or sold by Supplier through Marketplace@Novation or otherwise relating to Supplier’s use of Marketplace@Novation or the Services, and shall indemnify and hold harmless Novation, its Affiliates, and their respective officers and directors from and against any loss, liability, cost or expense (including reasonable attorneys’ fees) resulting from any such claim or action, and its settlement or compromise.

8.3 The party seeking indemnification under subsection 8.1 or 8.2, as the case may be (“Indemnified Party”), shall give prompt written notice to the other party (“Indemnifying Party”). In addition, the Indemnified Party shall allow the Indemnifying Party solely to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party’s choosing, and shall provide the Indemnifying Party, at the Indemnifying Party’s expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party’s sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the Indemnified Party’s rights under this Agreement.

8.4 The remedy provided under this Section 8 will be the Supplier’s sole and exclusive remedies in relation to claims and actions alleging intellectual property infringement.

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9. LIMITATION OF LIABILITY

9.1 WITH THE EXCEPTION OF NOVATION’S OBLIGATIONS UNDER SECTION 8.1 IN NO EVENT WILL NOVATION BE LIABLE TO SUPPLIER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT HERETO OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT, (INCLUDING NEGLIGENCE) AND IRRESPECTIVE OF WHETHER NOVATION HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. IN NO EVENT WILL NOVATION’S TOTAL LIABILITY TO SUPPLIER OR TO ANY THIRD PARTIES UNDER THIS AGREEMENT HERETO EXCEED ONE THOUSAND DOLLARS.

9.2 NOVATION DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM MARKETPLACE@NOVATION AND OTHER PORTIONS OF THE INTERNET. ACTIONS OR INACTIONS OF THIRD PARTIES MAY RESULT IN SITUATIONS IN WHICH SUPPLIER’S CONNECTION TO THE INTERNET, AND/OR ACCESS TO MARKETPLACE@NOVATION MAY BE IMPAIRED, DISRUPTED OR DAMAGED. NOVATION CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR, AND ACCORDINGLY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

10. TERM AND TERMINATION

10.1 Term. The Term of this Agreement will commence on the Effective Date and shall continue for a period of three (3) years. This Agreement will automatically renew for additional one-year Terms unless written notice of termination is provided by the terminating party to the non-terminating party not less than thirty (30) days prior to the expiration of the then-effective Term. No other terms and conditions will be effective or binding unless expressly agreed to by the parties in writing.

10.2 Termination. Any party hereto shall have the right to terminate this Agreement or any Schedule attached hereto in the event of a material breach of the terms hereof or thereof by another party which is not cured within thirty (30) calendar days following receipt of written notice specifying the breach. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. In addition, this agreement shall terminate automatically in the event that Supplier has a single Supplier Agreement with Novation for the provision of its Products to the Members, which has terminated.

10.3 Choice of Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Texas and the Texas courts will have jurisdiction over all matters relating to this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NOVATION, LLC, a Delaware limited liability company	SUPPLIER, a corporation

By:	By:
Title:	Title:
Date:	Date:

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Exhibit W

Failure to Perform

1. Failure to maintain a minimum of [*] unadjusted fill rate for “A” items and [*] unadjusted overall fill rate for each Participating Member or [*] for Participating Members using JIT. Fill rate is defined as line items filled first time first delivery/line items ordered. “A” items are stock items that are ordered by Participating Member at least two times every thirty (30) days.

2. Failure to provide reports to Participating Members

3. Failure to provide documentation to resolve outstanding invoices with thirty (30) days (damages are paid to Participating Member)

4. Failure to adhere to all other service level terms and conditions of Agreement

5. The following schedule of performance penalties will apply separately to each category of failures listed above during each year of this Agreement (penalties are paid to Participating Members provided they are in compliance with the terms of this Agreement).

1st failure	written warning

2nd failure:	[*]

3rd failure:	[*]

4th failure:	[*]

5th failure:	[*]

6th & each subsequent failure:	[*]

Authorized Distributor will have 10 working days to respond to written warning with a written cure plan, which includes a process for resolving the failure to perform. Determination of the 2nd failure will not occur within 30 days of the end of the month in which the written warning has been sent by Novation.

*[This confidential information has been omitted and filed separately with the Commission.]

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Exhibit X

Price Changes

1. Distribution Pricing . The distribution pricing as listed in Exhibit D shall remain firm for the duration of this Agreement.

2. Ongoing Management. Novation shall manage the key elements of the program on an ongoing basis. Specifically, Novation will conduct semiannual reviews of the following elements:

A. Each Participating Member’s purchase volume and its effect of the organization’s distribution pricing.

B. Purchase of HPIS Top 10/20 Categories

C. Each Participating Member’s usage of electronic order entry and eligibility for the incentive

D. Each Participating Member’s line average incentive and eligibility for the incentive

E. Each Participating Member’s DSO and the impact upon the organization’s distribution pricing

F. Each Participating Member’s use of additional services and the associated pricing being charged

(1) Novation will semiannually review and determine any changes to each Participating Member’s Schedule 2. Any changes will be sent to both the Participating Member and Authorized Distributor for review.

(2) If the Participating Member or Authorized Distributor submits no further changes, the changes initiated by Novation shall go into effect thirty (30) days after notification by Novation. If the Participating Member or Authorized Distributor make revisions to the Schedule 2 sent by Novation, and all three parties accept the revisions, Novation will adjust the Schedule 2 and send to the Participating Member and Authorized Distributor. These revisions will go into effect 30 days after the second notification from Novation.

(3) If a Participating Member’s positive performance or behavior changes have reduced its distribution pricing, the Participating Member has two options following a semiannual review period:

G. Both the Participating Member and Authorized Distributor can change their ordering systems to reflect the member’s new distribution pricing.

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(1) For Participating Members whose negative behavior has caused their distribution pricing to rise, both the Participating Member and Authorized Distributor will change their systems to reflect the new higher fees.

(2) Participating Members may elect to change any additional distribution services utilized (as per Exhibit D-1) at any time during this Agreement. Changes in distribution fees (markup) as a result of changes in additional distribution services utilized will be implemented immediately upon the implementation of the change in services utilized and will not have to wait for a semiannual review period. Participating Members requesting such a change shall notify Authorized Distributor who shall notify Novation of such request. Novation will revise the Participating Member’s Schedule 2 and send the revised schedule to the Participating Member and Authorized Distributor.

(3) Authorized Distributor shall not change a member’s distribution pricing outside of a reslotting period without prior consent from Novation.

(4) Beginning with the last six months of calendar year 2007 and for each 6 months thereafter for the term of this Agreement, Novation shall conduct review periods according to the following schedule:

Activity Period	Review Period	Revised Pricing Effective
7/1/07 - 9/30/07	10/1/07 - 12/31/07	1/1/08
1/1/08 - 3/31/08	4/1/08 - 6/30/08	7/1/08
7/1/08 - 9/30/08	10/1/08 - 12/31/08	1/1/09
1/1/09 - 3/31/09	4/1/09 - 6/30/09	7/1/09

This schedule will continue throughout the term of this Agreement.

Notwithstanding the foregoing schedule, Novation acknowledges and agrees that it will review and allow adjustment to mark-up for HPIS category compliance and DSO on a quarterly basis with any initial adjustments being implemented 2/1/07.

3. Significant Changes in Member’s Behavior. If a Participating Member’s performance or behavior changes significantly between slotting/review periods (including but not limited to changes in HPIS category purchases, DSO, sales/line, overall purchase volume or other cost/margin drivers), Distributor will notify Novation and Novation will facilitate review with Member and Distributor on an expedited basis. If behavior warrants, a change in distribution pricing, Distributor with prior approval from Novation (which shall not be unreasonably withheld or delayed) will implement revised distribution pricing.

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Exhibit X-1

Initial Implementation

1. Novation will send to each Participating Member a letter indicating the terms of the Novation Medical Surgical Distribution Agreement that are being implemented.

2. The letter will include a Novation Medical Surgical Distribution Agreement Launch Package that will provide the details of the Agreement. Also Included will be Schedule 1, Participating Member Authorized Distributor Selection Form and Schedule 2, Participating Member Distribution Service Pricing Calculation Form.

3. Each Participating Member is to review all of the information provided in steps 1 and 2 above and completely fill out Schedule 1 and Schedule 2.

4. Each Participating Member will mail or fax back Schedule 1 and Schedule 2 to Novation Medical Surgical Distribution, 125 East John Carpenter Freeway, Irving TX 75062-2324 or (972) 581-5926.

All data needs to be received by Novation at least 30-days prior to Agreement implementation.

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